UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENUFOOD ENERGY ENZYMES CORP.
(Exact name of registrant as specified in its charter)

Nevada	2833	68-0681158
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Two Allen Center

1200 Smith Street, Suite 1600

Houston, TX, 77002

Telephone: (713) 353-8834  Facsimile: (713) 353-4601
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:(206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

            Large accelerated filer|__|                                           Accelerated filer                      |__|

            Non-accelerated filer   |__|                                           Smaller reporting company      | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACHCLASS OFSECURITIESTO BEREGISTERED	AMOUNT TO BE REGISTERED	PROPOSEDMAXIMUMOFFERINGPRICE PERSHARE	PROPOSEDMAXIMUMAGGREGATEOFFERINGPRICE(1)(2)	AMOUNT OFREGISTRATIONFEE (3)
Common Stock	6,000,000	$0.05 per share	$300,000	$38.64
TOTAL	6,000,000	$0.05 per share	$300,000	$38.64

(1)

Represents the number of shares of common stock of the Registrant that we will initially put (“Put Shares”) to Southridge Partners II, LP (“Southridge”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between Southridge and the Registrant, effective on October 17, 2013.  The Equity Purchase Agreement permits the Registrant to “put” up to $20,000,000 in common stock to Southridge.  In the event that the provisions of the Equity Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2)

This offering price has been estimated solely for the purpose of computing the dollar value of the Purchase Shares and the registration fee of the Purchase Shares in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of the common stock of the Company as reported on the OTCBB on October 31, 2013.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated November ___, 2013

2

PROSPECTUS

GENUFOOD ENERGY ENZYMES CORP.

6,000,000 SHARES

COMMON STOCK

This prospectus relates to the resale of up to 6,000,000 shares of our common stock, par value $0.001 per share, by Southridge Partners II, LP (“Southridge”), which are Put Shares that we will put to Southridge pursuant to the Purchase Agreement. Southridge may also be referred to in this document as the Selling Security Holder.

The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $20 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

The Put Shares included in this prospectus represent a portion of the shares issuable to Southridge under the Purchase Agreement. This portion was calculated as approximately 33% of the Company’s public float as of October 31, 2013.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 92% of the lowest closing price of our common stock for the five trading days immediately following the clearing date associated with the applicable Put Notice.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCQB under the symbol “GFOO.”  The shares of our common stock registered hereunder are being offered for sale by Selling Security Holders at prices established on the OTCBB during the term of this offering. On October 31, 2013, the closing price of our common stock was $0.05 per share. These prices will fluctuate based on the demand for our common stock

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS BEGINNING ON PAGE 10 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus. Southridge is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by Southridge.  However, we will receive proceeds from the sale of securities pursuant to our exercise of the Put Right.

--------------------

The Date of This Prospectus Is: November__, 2013

3

Table of Contents

PAGE
Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
Determination of Offering Price
Dilution
Selling Shareholders
Plan of Distribution
Description of Securities
Interest of Named Experts and Counsel
Description of Business
Legal Proceedings
Market for Common Equity and Related Stockholder Matters
Plan of Operations
Changes in and Disagreements with Accountants
Available Information
Directors, Executive Officers, Promoters and Control Persons
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Disclosure of Commission Position of Indemnification for Securities Act Liabilities
Financial Statements

4

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company. From inception to June 30, 2013, we have earned revenues of $303,191 from the sale of some of our products. We have minimal assets, and have incurred losses since inception.

We are a marketing, distribution and export company specialized in enzyme products for human and animal consumption.  Enzyme is a catalyst responsible for biochemical reactions in living things (including animals, plants, and microorganisms), synthesis, decomposition, oxidation, transfer and isomerization.  Isomerization is the chemical process by which one molecule is transferred into another molecule which has exactly the same atoms, but the atoms are rearranged.  The biotic phenomena would stop without enzymes, or the lack of it, or with its destruction.  DNA would undergo a drastic change, unusual illness would occur and metabolism would become abnormal, among others.  Thus, we can conclude that “Biotic phenomena are testimonies of enzyme’s activities.”  Enzyme is actually a complex globule protein.  It reacts optimally under body temperature.  Reaction is many times faster with added enzymes.  Therefore, regular consumption of enzyme is good for our well-being.  In fact it has been categorized under “GRAS” (Generally Regarded as Safe) by the Food and Drug Administration.  Our body loses enzymes as we grow old.  It has been proven that many chronic, hereditary diseases and functional imbalance are caused by the deficiency of certain enzymes, for example, lipase (fat enzyme) deficiency causes hepatic diseases, diabetes and Vitamin A deficiency.  Amylase (carbohydrate enzyme) deficiency results in liver diseases and gastro enteric diseases.  Enzyme is neither a drug, medicine nor a herb.  It is extracted from fruits and vegetables.  It can be a natural complex enzyme, plant-based complex enzyme or microbial enzyme.  It is for the body cell.  It is the “Cell Activator.”  A Cell Activator refers to the enzymes that catalyze and regulate every biochemical reaction that occurs within the human body, making them essential to cellular function and health.  Human beings and animal will die without enzymes.

We have recently begun to market and export a limited number of our enzyme products.  We began marketing our products in Taiwan in September of 2010 and in Singapore and Sri Lanka in June of 2011.  We have generated total revenues of $303,191 from inception to June 30, 2013 from the sale of some of our products.  Theses revenues were generated entirely in Taiwan and entirely through our sole distributor in Taiwan, Taiwan Cell Energy Enzymes Corp.

We believe that we will be able to successfully commence full operations within the next 12 months as we already have key agreements in place with manufacturers of our enzyme products, as well as sufficient cash resources to begin operations (we had approximately $875,521 in our bank accounts as of October 31, 2013).  Our initial target market is Asia, which includes: Taiwan, China, Hong Kong, Macau, Singapore, Malaysia, Thailand and Sri Lanka.  Our goal is to appoint a Country Sole Distributor in each country, each distributing our enzyme products for human consumption, animal consumption and special outlet category

We have minimal revenues, have achieved significant losses since inception, have had only limited operations and have been issued a going concern opinion by our auditors.

We were incorporated on June 21, 2010 under the laws of the state of Nevada.  Our principal office is located at Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002.  Our telephone number is (713) 353-8834.

5

ABOUT THIS OFFERING

This offering relates to the resale of up to an aggregate of $20,000,000 in put shares (“Put Shares”) that we may put to Southridge pursuant to the Equity Purchase Agreement.  Assuming the resale of all 6,000,000 shares offered in this prospectus as Put Shares, this would constitute approximately 1.5% of our outstanding common stock.  It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Equity Purchase Agreement.

At the closing price of our common stock as reported on the OTCBB on October 31, 2013 of $0.05 per share, we will be able to receive up to $300,000 in gross proceeds, assuming the sale of the entire 6,000,000 Put Shares being registered hereunder pursuant to the Equity Purchase Agreement.  We would be required to register 394,000,000 additional shares to obtain the remaining balance of $19,700,000 under the Equity Purchase Agreement at the closing price of our common stock as reported on the OTCBB on October 31, 2013 of $0.05 per share.

The amount of $20,000,000 was selected based on our potential use of funds over the effective time period for the acquisition of a small factory in Singapore in order to package our ProCellax range of enzymes products and for working capital purposes. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to October 2013, we believe it is unlikely that we will be able to receive the entire $20,000,000. We are not dependent on receiving the full amount to execute our business plan and can still progress with our business without the acquisition of the factory.  The factory will just allow us to lower our costs.

On October 17, 2013, we entered into the Equity Purchase Agreement with Southridge pursuant to which, we have the right, for a two year period, commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement) (the “Commitment Period”), of which this prospectus forms a part, registering the resale of the Put Shares by Southridge, to resell the Put Shares purchased by Southridge under the Equity Purchase Agreement. As a condition for the execution of the Equity Purchase Agreement, we issued Southridge a promissory note in the principal amount of $125,000, maturing on May 31, 2014, as a commitment fee.

In order to sell shares to Southridge under the Equity Purchase Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Southridge (the “Put Notice”).  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 92 percent of the lowest closing bid price (“Closing Price”) of any trading day during the five trading days immediately following the date on which we have deposited an estimated amount of Put Shares to Southridge’s brokerage account in the manner provided by the Equity Purchase Agreement (the “Valuation Period”). We may, at our sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

The Equity Purchase Agreement provides that the number of Put Shares to be sold to Southridge shall not exceed the number of shares that when aggregated together with all other shares of our common stock which Southridge is deemed to beneficially own, would result in Southridge owning more than 9.99% of our outstanding common stock.

In the event that during a Valuation Period for any Put Notice, the Closing Price on any trading day falls more than twenty percent (20%) below the Floor Price, then for each such trading day we shall be under no obligation to sell and Southridge’s obligation to fund one-fifth of the put amount for each such trading day shall terminate and the put amount shall be adjusted accordingly. In the event that during a Valuation

Period the Closing Price falls below the Floor Price for any two trading days, then the balance of each party’s rights and obligations to purchase and sell the investment amount under such Put Notice shall terminate on such second trading day (the “Termination Date”). The put amount shall be adjusted to include only one-fifth (1/5) of the initial put amount for each trading day during the Valuation Period prior to the Termination Date that the Closing Price equals or exceeds the Floor Price. As used herein, the “Floor Price” means the of the five most recent closing bid prices prior to the Put Date.

If, during any Valuation Period, we (i) subdivide or combine our common stock; (ii) pay a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issue any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issue any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) make a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

Assuming the sale of the entire $20,000,000 in Put Shares being registered hereunder pursuant to the Equity Purchase Agreement, we will be able to receive $20,000,000 in gross proceeds.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

6

The Offering
Shares of common stock offered by Southridge:	6,000,000 shares of common stock

Common stock to be outstanding after the offering:	Up to 400,245,972 shares of common stock.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Purchase Agreement.  See “Use of Proceeds.”

Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 16 and all other information set forth in this prospectus before investing in our common stock.

OTC Bulletin Board Symbol:	GFOO

Past Transactions With Southridge Partners II, LP

We have not done any transactions with Southridge Partners II, LP or its affiliates.

Capital Requirements

Analysis of our business acquisition and operations cost indicate a reasonable requirement of US $20,000,000 or less.  Based on market response to our products, services, and technologies, it is management’s opinion that we will not require additional funding.

7

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE ONLY HAVE LIMITED OPERATIONS AND WE HAVE NOT GENERATED SIGNIFICANT REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS

We were incorporated on June 21, 2010.  We have just started our proposed business operations and have only realized minimal revenues.  We only have limited operations upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by developing and marketing enzyme products.  We cannot guarantee that we will be successful in generating significant revenues and profit in the future.  Failure to generate significant revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

IF YI LUNG LIN, OUR SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole director, Yi Lung Lin, for the future success of our business.  The loss of the services of Mr. Lin could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a director.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Lin and we do not have a contract for his services.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

8

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We plan to obtain the necessary funds through private equity offerings.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT DIRECTOR AND TWO OFFICERS AND A U.S. OR FOREIGN PLAINTIFF MAY LACK STANDING OR OTHERWISE BE UNABLE TO BRING A LAWSUIT IN A TAIWANESE OR CHINESE COURT, INCLUDING A CASE WHICH IS PREDICATED UPON U.S. SECURITIES LAWS.

Our sole director and our two officers are not residents of the United States.  Consequently, it may be difficult for investors to effect service of process on Mr. Lin and our other directors in the United States and to enforce judgments obtained in United States courts against Mr. Lin based on the civil liability provisions of the United States securities laws.  Since all our assets are located in Taiwan and Singapore it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

In addition, a U.S. or foreign plaintiff may lack standing or otherwise be unable to bring a lawsuit in a Taiwanese  or Singaporean court, including a case which is predicated upon U.S. securities laws.

THE SAFETY AND EFFECTIVENESS OF OUR PRODUCTS IS NOT SUBJECT TO CLINICAL TESTING AND THE VARIOUS GOVERNMENTAL REGULATORY BODIES OVERSEEING THE PROMOTION AND SALE OF OUR PRODUCTS IN OUR TARGET MARKETS HAVE NOT VERIFIED ANY OF THE POSITIVE HEALTH BENEFITS THAT WE ATTRIBUTE TO OUR PRODUCTS, AND THAT ANY CLAIM OF HEALTH BENEFITS THAT WE MAKE WITH RESPECT TO OUR PRODUCTS HAS NOT BEEN INDEPENDENTLY SUBSTANTIATED AND THEREFORE OUR PRODUCTS MAY NOT PRODUCE THE POSITIVE HEALTH BENEFITS THAT WE ASCRIBE TO THEM.

The safety and effectiveness of our products is not subject to clinical testing and the various governmental regulatory bodies overseeing the promotion and sale of our products in our target markets have not verified any of the positive health benefits that we attribute to our products, and that any claim of health benefits that we make with respect to our products has not been independently substantiated and therefore our products may not produce the positive health benefits that we ascribe to them.  If our products are deemed not be safe or effective or if our products our clinically tested and found not to provide the health benefits that we ascribe to them, this could have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business and the loss of your investment.

WE ONLY HAVE TWO OFFICERS AND ONE DIRECTOR WHICH MAY LEAD TO FAULTY CORPORATE GOVERNANCE.

We have two officers and one director who makes all of the decisions regarding corporate governance.  This includes his (executive) compensation, accounting overview, related party transactions and so on.  He will also have full control over matters that require Board of Directors approval.  This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  None compliance with laws and regulations may result in fines and penalties.  Mr. Lin would have the ability to take any action as he himself would review them and approve them.  He would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

9

OUR TWO OFFICERS AND SOLE DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND HE IS NOT CAPABLE OF PREPARING U.S. GAAP FINANCIAL STATEMENTS AND THEREFORE IS REQUIRED TO HIRE ADDITIONAL EXPERIENCED PERSONNEL TO ASSIST US WITH THE PREPARATION THEREOF.

Because our two officers and sole director has no formal training in financial accounting or preparing U.S. GAAP Financial Statements, the y will be required to hire additional experienced personnel to assist us with the preparation thereof.  In the event that we are unable to engage experienced personnel to prepare the financial statements according to U.S. GAAP, we may not be able to provide effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties or assessments against us.

RISKS RELATED TO OUR INDUSTRY

CURRENCY EXCHANGE RATE FLUCTUATIONS MAY INCREASE OUR COSTS.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future.  Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our company.  We do not have any hedging arrangements to protect against such exchange rate exposures.

IMPORT/EXPORT REGULATIONS AND TARIFFS MAY CHANGE AND INCREASE OUR COSTS.

We are subject to risks associated with the regulations relating to the export of products.  We cannot predict whether the export of our products will be adversely affected by changes in, or enactment of new quotas, duties, taxes or other charges or restrictions imposed by the Asian countries in the future.  Any of these factors could have a material adverse effect on our operating costs.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock. Therefore, you may have difficulty earning a return on your investment with us.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at a 92% discount to the lowest closing “best bid” price (the closing bid price as reported by Bloomberg LP) of the common stock for any single trading day during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease.  If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

10

Forward-Looking Statements

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Southridge. However, we will receive proceeds from the sale of our common stock to Southridge pursuant to the Equity Purchase Agreement.  The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for working capital.

SELLING SECURITY HOLDER

The following table details the name of each selling stockholder, the number of shares owned by Southridge Partners II, LP (“Southridge”) the sole selling stockholder, and the number of shares that may be offered by Southridge Partners II, LP is not a broker-dealer.  Southridge is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Southridge may sell up to 6,000,000 shares, which are issuable upon the exercise of our put right with Southridge.  Southridge will not assign its obligations under the equity line of credit.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering(1)

Southridge Partners II, LP (2)	0	0	6,000,000	0%

(1)

The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

Stephen Hicks possesses voting power and investment power over shares which may be held by Southridge.

Plan of Distribution

This prospectus relates to the resale of 6,000,000 Shares of our common stock, par value $0.001 per share, by the Selling Security Holder consisting of Put Shares that we will put to Southridge pursuant to the Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•    a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

According to the terms of the Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

11

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders.  In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. For each share of common stock purchased under the Purchase Agreement, Southridge will pay 92% of the lowest Bid Prices during the Valuation Period.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $902,000.00.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

12

MARKET FOR OUR COMMON STOCK

Our shares are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol “GFOO”.   There is a limited public market for our common shares.

Our common stock became eligible for quotation on the OTC Bulletin Board on June 5, 2012.  As of October 31, 2013, only a minimal amount of shares have traded on the OTCBB and the market price for our common shares is $0.05 per share.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

13

Description of Business

General

We were incorporated in the State of Nevada on June 21, 2010.

We are a start-up company and our main focus is to promote, market, distribute and export enzyme products to the Asian market such as Singapore, Malaysia, Thailand, Taiwan, Hong Kong, Macau, China and Sri Lanka.  These enzyme products are specifically formulated for our marketing and distribution under contract manufacturing arrangements with our contracted OEM manufacturer in the United States, Specialty Enzymes and Biochemicals Co. (Advance Supplemental Therapies or AST Enzymes).  They are located in Chino, California, USA.

In addition, the material terms of our agreement with them are as follows:

*    Products ordered by us are specially formulated for our distribution;

*    Products will be marketed under our private label;

*    We will have access to laboratory testing facilities; and

*    They will supply us with technical product information support.

Enzymes are not living things, they are like minerals.  But unlike minerals, they are made by living cells.  Thus, enzyme is a catalyst responsible for biochemical reactions in living things (including animals, plants, microorganisms), synthesis, decomposition, oxidation, transfer and isomerisation; is the process by which one molecule is transferred into another molecule which has exactly the same atoms, but the atoms are rearranged.

Without enzymes, the lack of it or with its destruction, biotic phenomena would stop, DNA would undergo a drastic change, unusual illnesses would occur and metabolism would become abnormal, among others.  Hence, we can conclude that “Biotic phenomena are testimonies of enzyme’s activities”.

Enzyme is actually a complex globule protein.  It re-acts optimum under body temperature.  Reaction takes many times faster with added enzymes.  Therefore, regular consumption of enzyme is good to our well-being.  In fact it has been categorized under “GRAS” (Generally Regarded As Safe) by the Food and Drug Administration.  Our body loses enzymes as we grow old.  It has been proven that many chronic, hereditary diseases and functional imbalance are caused by the deficiency of certain enzymes, for example, lipase (fat enzyme) deficiency causes hepatic diseases, diabetes and Vitamin A deficiency.  Amylase (carbohydrate enzyme) deficiency results in liver diseases and gastro enteric diseases.  An enzyme is neither a drug, medicine nor a herb.  It is the “Cell Activator.”  It is extracted from fruits and vegetables.  It can be a natural complex enzyme, plant-based complex enzyme or microbial enzyme.  It is for the body cell.  It is the “Cell activator; refers to the enzymes catalyse and regulate every biochemical reaction that occurs within the human body, making them essential to cellular function and health.”  Human beings and animals will die without enzyme.  Therefore, there are four types of enzyme products, Enzyme for Human Consumption (Adult), Enzyme for Human Consumption (Children), Enzyme for Animal Consumption and Enzyme for Industrial Consumption.  We intend to focus primarily the Enzyme for Human Consumption (Adult) and Enzyme for Animal Consumption and when we achieve our marketing objective, we will implement the secondary product line of Enzyme for Human Consumption (Children) and Enzyme for Industrial Consumption.  All of these enzymes products will be promoted, marketed, distributed and exported to the Asian market.

14

ProCellax Range of Enzyme Products for Human Body Cells Chart

brain
salivary glands (parotid gland, submandibular gland, sublingual gland)
ProCellax DG1
trachea
bronchi
lung, trachea, bronchi, diaphragm
ProCellax SP
diaphragm
nose, throat, chest, lung
ProCellax SP
heart
ProCellax E
ProCellax SNU
ProCellax SP
spleen
stomach
ProCellax DG2
ProCellax FG1
ProCellax E2AF
ProCellax E
ProCellax DG1
liver
kidneys
pancreas
ProCellax DG1
ureter
large intestine
ProCellax DG2
bladder
urethra
appendix
rectum
joints (shoulder, wrist, elbow, knee, ankle), muscle
ProCellax E2AF
ProCellax E
ProCellax SNU
ProCellax SP
small intestine
ProCellax FG1
ProCellax SP
ProCellax E2AF

We were appointed by Origo Biochemical Technologies Inc, located in Taiwan as their  Sole Export Marketing Agent to market their enzyme products for human consumption to Thailand and business has started since July 1, 2010.  On February 16, 2011 we provided Origo with a notice of termination for our agreement due to breach of contract, and as such have terminated our relationship with them.

The termination of the agreement with Origo has had a minimal impact on our business.  In fact, we were able to replace them as our enzyme supplier and have been able to introduce our range of enzyme products under our private label, namely, ProCellax DG1, ProCellax DG2, ProCellax DG1 Sachet, ProCellax FG1, ProCellax VDIHF, ProCellax SNU, ProCellax E, ProCellax E2AF, and ProCellax SP.  These new products were manufactured and supplied by Specialty and Biochemicals Co. (Advance Supplemental Therapies) in Chino, California, USA.  They are our present OEM Manufacturer.  Since Specialty and Biochemcials Co. is based in the United States, it will allow us to change and focus promoting US-made enzyme products.

To-date, we have also available for distribution the range of enzyme products for Animal Consumption under our private label, namely, ProAnilaz SW1013, ProAnilax SEB, ProAnilax EPET, ProAnilax SP3 and ProAnilax AFL2500 all of which were manufactured and supplied by Specialty and Biochemicals Co.

We intend to promote, market, distribute and export our range of enzyme products, ProCellax and ProAnilax to the Asian market on a Business Model established to achieve our ultimate business objective.  We own the following trademarks:  GEEC, ProCellax, ProAnilax and ProBrew.

15

This Is How We Grow

The Emerging Growth Tree Chart

16

Our Business Model

Our business model is based on a strategic marketing approach to establish branding on a stage by stage basis educating the general public in the target market about our enzyme products and for distribution through the appointment of Sole Country Distributorship and through our wholly subsidiary companies as shown in the chart below:

Distribution Network Chart

The business model we have is based on a disciplined approach on a distribution channel mix that will enable us to focus on the selected target markets with our consolidated limited cash resources on hand thus improving maximum distribution and enjoying over time possibility of sound profits at minimal operating costs.

17

Our Markets and Growth Opportunities

On September 21, 2010, the Company entered into a Sole Marketing Agent Agreement with Access Management Consulting and Marketing Pte Ltd (“Access Management Consulting”) for the marketing of the Company’s range of enzyme products and to source, select and interview country sole distributors for the distribution of our range of enzyme products to the world at large.  The Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director, Mr. Yi Lung Lin, is also the director and managing director of Access Management Consulting.

Taiwan Market

On October 11, 2010, the Company entered into a Sole Distributorship Agreement (General Outlet – Human Consumption) with Taiwan Cell Energy Enzymes Corporation (“TCEEC”) for marketing and distribution of the Company’s ProCellax range of enzyme products in the Territory of the Republic of China (Taiwan) for a period of five years, expiring on October 11, 2015.  Chen Wen Hsu, a director of the Company at that time had controlling interest and voting rights over TCEEC.  On February 5, 2013, he was removed as a director of the Company.  On July 8, 2013, we terminated the Sole Distributorship Agreement on the ground that we had on March 14, 2013 filed a civil claim against TCEEC for breach of contract under clause 13.3.4.2 of that Sole Distributorship Agreement.  Case 2:13-cv-00435-RCJ-CWH in the District of Nevada.  On April 30, 2013, the District Court in the District of Nevada entered a default against TCEEC and on May 17, 2013, a Motion for Default Judgment against TCEEC was filed.  We had also on June 21, 2013 filed a criminal complaint with the Taiwan Public Prosecutors Office against Chen Wen Hsu and Pi Lien Peng.  On July 8, 2013, we served notice of termination pursuant to clause 15.2.5 on TCEEC.  The termination has insignificant impact on the distribution of ProCellax range of enzyme product in Taiwan.  The Taiwan Health Authority had since June 7, 2012 approved ProCellax SP and on January 7, 2013 approved ProCellax FG1 for importation and distribution.  ProCellax DG2 and ProCellax SNU are waiting for approval.  We intend to appoint another suitable party to be the Sole Country Distributor for Human Consumption (Adult) for Taiwan to replace TCEEC.  We believe export to Taiwan would resume sometime early 2014.

Sri Lanka Market

We have applied to the Sri Lanka Authority to change our subsidiary company’s name to Genufood Enzymes Lanka (Pvt) Ltd with the view to import and distribute the entire ProCellax and ProAnilax range of enzyme products when the product registration with the relevant Sri Lanka authorities have been completed.

On July 6, 2012, we had been informed by the Sri Lanka Ministry of Health that ProCellax E, ProCellax SP, ProCellax E2AF, ProCellax DG1 and ProCellax SNU could be categorized as supplementary drugs according to their pharmaceutical references.  On July 8, 2013, we have notified A Baurs & Co (Pvt) Ltd that we would be importing and distributing the ProCellax range of enzyme products in Sri Lanka by ourselves.   We expect that the export will commence once approval sought, which would take approximately 6 months or so.

Malaysia, Thailand, China, Macau and Hong Kong Markets

We intend to appoint a Sole Country Distributor in each of these countries and to export once the production registration is completed.  We expect export to these markets will commence sometime in 2014.

Singapore Market

Singapore is the key cosmopolitan country in the South East Asia, multi-racial with a population of 5,312,400 inhabitants.

Singapore Population Chart

According to the World Wealth Report 2012, Singapore had the highest income per capita of $56,532 for 2010 and will continue to maintain that status to achieve $137,710 by the year 2050.

18

According to The World Wealth Report 2012 –

by Knight Frank and Citi Private Bank

According to Singapore Ministry of Health, Singaporean life expectancy is about 79.3 to 81.8 years, but Singaporeans suffered from major health diseases contributing toward death such as cerebrovascular disease, pneumonia, ischaemic heart disease and cancer as shown in the chart below:

Singapore Principal Causes of Death Chart

          Source: Ministry of Health Singapore

According to a survey carried out by Euomonitor, Singaporeans are health conscious and about 48% of the population consume vitamins or dietary supplements.  This implies that one out of every two residents of Singapore took health supplements.

19

Consumption Rate Chart

Euromonitor Singapore reported that Singapore Supplements Market has a market size over $260 million and the decision makers are females from the age of 30 to 54 years old.  This group makes up of 20.7% of the Singapore total population whom are the decision makers.

Singapore Market Size Chart

             Market Size

             * Over US$ 260 million in year 2010

             Target Audience

             * Females 30-54 years old

                   * They make up 20.7% of the Singapore total population

                   * They are decision makers

                     Source: Euromonitor Singapore 2012

We intend to focus on the Singapore market.  Our wholly owned subsidiary company in Singapore, Genufood Enzymes (S) Pte Ltd (“GESPL”) was incorporated on February 13, 2012 and became the Sole Country Distributor for the Territory of the Republic of Singapore including the provision of internet sales activities.

20

Internet Sales

Sometime late October, 2012, GESPL launched its internet sales activities through their website:

www.genufoodenzymes.com.sg  Internet Sales, through a twelve month period ended September 30, 2013 came to $15,869 accredited with 185 consumers being our GEEC Enzyme Club Members.

Internet Sales Chart

Fiscal Year: 2012/13
Internet Sales - Sales Revenue
(Year-to-Date: USD 15,869)
Amount - USD
$3,500.00
$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$-
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13

	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
Internet Sales	$513.29	$1,545.	$3,166.	$2,772.	$2,779.	$1,428.	$997.07	$749.09	$769.53	$887.91	$230.04	$-

GEEC Enzyme Club Membership Growth Chart

Fiscal Year: 2012/13
GEEC Enzyme Club Membership Data
(Year-to-Date: 185 members)
Membership Qty
70
60
50
40
30
20
10
0
Month-Year
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
0
12
9
11
3
5
5
6
1
60
52

We intend to focus on internet sales as part of our revenue through the enlargement of GEEC Enzyme Club Membership data base.  We also intend to launch a membership drive program.  We may not succeed if we do not have the financial means.

21

Retailers – Medical Clinics

With the launch of the Internet Sales, medical clinics were attracted to be our retailers, selling ProCellax range of enzyme products to their patients.  For a nine month period ended September 30, 2013, sales of

$6,335 with two medical clinics were recorded.

Sales to Retailers – Medical Clinics Chart

Fiscal Year: 2012/13
Retailer (Clinics) Sales Revenue
(Year-to-Date: USD6,335)
Amount - USD
$1,400.00
$1,200.00
$1,000.00
$800.00
$600.00
$400.00
$200.00
$-
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13

	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
Retailer - Clinics	$141.3	$-	$-	$420.5	$743.2	$554.6	$1,149	$1,124	$1,098	$-	$1,102	$-

We would also focus on medical clinics to expand our revenue through implementation of attractive sales promotion plans that will expand their trading profit margins.  We will recruit and employ suitable experienced and qualified sales personnel to execute our sales plan and to provide after sales service.  We may not succeed if we cannot offer better or higher discount rates to the medical clinics or provide them with credit terms.

Between October and November, 2012, we started to create market awareness by participation at the Beauty Fair Exhibition and Halal International Fair in Singapore.  The launch product selected was ProCellax DG1, a digestive enzyme.

22

GEEC at Beauty Fair

GENUFOOD
ENZYMES (S) PTE LTD
Fitness First
GEEC
An Active Lifestyle Nee
Active Enzym
The ProCellax™ range of enzyme
For relief and to maintain go
www.genufoodenzym
An Active Lifestyle Needs
Active Enzymes

GEEC at Halal International Fair

H3
GENUFOOD ENZYMES (S) PTE LTD
GENUFOOD ENZYMES (S) PTE LTD
GEEC
An Active Lifestyle Needs
Active

We also participated in the Cozycot Workshop.  CozyCot has about 20,000 members and nutritionist, Jensine Yang from our OEM Manufacturer, Specialty and Biochemicals & Co flew in to deliver enzyme education and about GEEC enzymes to members of CozyCot.

23

GEEC at CozyCot Workshop Avalon

Eat Right, Long Life.
EAT RIGHT LONG LIFE
Genufood Energy Enzymes Corp - GEEC
Products Department.
Ms. Jensine Yang - Nutritionist
January 2013
The Leader in Enzyme Therapy
Eat Right, Long Life
GEEC
An Active Lifestyle Needs
Active Enzymes
The ProCellax™ range of enzyme products
For relief and to maintain good health
Systemic Health
ProCellax E2AF
ProCellax SNU
ProCellax E
ProCellax SP
Immunity
Digestion
ProCellax VDIHF
ProCellax FG1
ProCellax DGI
ProCellax DG2
Imported and Distributed By:
Genufood Enzymes (S) Pte Ltd Level 31, Six Battery Road #31-01 Singapore 049909
Tel: +65 6550 9782 Fax: +65 6550 9783
www.genufoodenzymes.com.sg
Enquiry: enquiry@genufoodenzymes.com.sg Product Information: www.geecenzymes.co

As from December, 2012 to September, 2013 we carried out test marketing by ways of free sampling execution of guerilla activation at popular places of interests in Singapore such as Orchard Road and Clarke Quay.  We distributed 36,913 ProCellax range of enzyme products in the form of sachets and bottles to the general public.  In return, we sold 787 bottles.

24

ProCellax Free Sampling Chart

Fiscal Year: 2012/13
ProCellax Free Sampling Data (By Quantity)
(Year-to-Date: 36,913 units
500
450
400
350
300
250
200
150
100
50
0
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
FG1
SP
E2AF
E
SNU
DG1
DG2
VDIHF
DG1 Sachets

Sales Quantity for ProCellax Chart

Fiscal Year: 2012/13
Cumulative Year-to-Date Sales Quantity
(Total: 787 Units)
45
40
35
30
25
20
15
10
5
0
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
FG1
SP
E2AF
E
SNU
DG1
DG2
VDIHF
DG1 Sachets

To-date, with the GEEC Retail Chain Store at Suntec City Mall, Singapore, we have recorded sales revenue of $39,891 as shown in the charts below:

25

Retail Chain Store Sales Revenue Chart

Fiscal Year: 2012/13
GEEC Retail Chain Store Sales Revenue
(Year-to-Date: USD18,110)
Amount - USD
$14,000.00
$12,000.00
$10,000.00
$8,000.00
$6,000.00
$4,000.00
$2,000.00
$-
Jul-13
Aug-13
Sep-13

	Jul-13	Aug-13	Sep-13
GEEC Retail Chain Store	$12,083.84	$3,049.54	$2,582.72

Sales Revenue Chart

26

SALES PERFORMANCE CHART UP TO SEPTEMBER 30, 2013 - OVERVIEW

GEEC Retail Chain Stores

We plan to establish a sound distributing base in Singapore with the view to service our GEEC Enzyme Club Members and the general public better by the establishment of GEEC Retail Chain Stores.  We plan to have ten retail stores.  On May 2, 2013, GESPL entered into a three year lease agreement with Harmony Convention Holding Pte Ltd to establish the first GEEC Retail Store at 3 Temasek Boulevard #02-333, Suntec City Mall, Singapore 038983.   The main provisions of the tenancy agreement are:

•

Paragraph 2 of the fourth Schedule permits us to operate at the shopping mall from 10.00 am to 10.00 pm on Mondays to Sundays (including public holidays) except for the two days of the Chinese New Year;

•

Section 4 of the Sixth Schedule requires us to pay rent per month of about $9,444 (SGD12,067.46) or fifteen percent (15%) of the gross sales, whichever is the higher;

•

Section 7 of the Sixth Schedule requires us to contribute about $144 (SGD184.24) per month towards the promotion fund;

•

Section 11 of the Sixth Schedule requires us to have all risks insurance coverage of not less than $782,620 or SGD1,000,000;

•

Landlord’s rights are stipulated under clause 24; and

•

Default and termination provisions are stated under clause 28.

On July 14, 2013, the GEEC Retail Chain Store at Suntec City Mall commences official business and total sales revenue of $18,110 has been recorded to-date as shown in the chart below:

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GEEC Chain Store at Suntec City Mall Sales Revenue Chart

GEEC Retail Chain Store at Suntec City Mall, Singapore

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28

GEEC
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GEEC
An Active Lifestyle Needs
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The above pictures show site of the GEEC Retail Chain Store at Suntec City Mall, Singapore.  It has an area of 600 square feet.  On July 14, 2013, the Store commenced official business operations.

We plan to have nine other retail stores at strategic locations around the heart of the city of Singapore.  The location of the planned GEEC Retail Chain Stores is as follows:

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Proposed GEEC Retail Chain Stores List

No.	Location Name	Area
1	Suntec City Mall	600 square feet
2	Plaza Singapura (Central)	600 square feet
3	AMK Hub (North)	600 square feet
4	Vivo City Mall (South)	600 square feet
5	JEM (West)	500 square feet
6	Tampines Mall (East)	500 square feet
7	Toing Bahru Plaza (Central)	600 square feet
8	Waterway Point (North-East)	500 square feet
9	The Centre Point (Town)	659 square feet
10	Star Vista (West)	500 square feet

We also plan to have retail stores inside the Singapore Changi International Airport but there is no assurance that we would be the successful bidder for the tender of if we do not have the financial means to go for the tender.

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Proposed GEEC Retail Chain Stores

Location – Map of Singapore

.

We may not succeed to have the GEEC Retail Chain Stores accomplished if we do not have the financial means.  We would then not be in a position to compete with other leading health supplement retailers such as Guardian Health & Beauty, Watson Personal Care Store, Holland & Barrett, Unity Health Care, GNC, Nature’s Farm and Sunrider.

As part of our expansion plans, we have begun to target and hope to make contact formal commitments with other marketing and distribution companies for marketing and distribution of our ProCellax range of enzyme products for human consumption (Adult) and ProAnilax range of enzyme product for animal consumption in the targeted countries.  Our duly appointed Sole Marketing Agent, Access Management Consulting will be working towards this objective.

We now have an office in the United States.  It is situated at Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002.  Our telephone number is 713 353 8834.  We pay rent for this office.  We had on March 22, 2013 entered into a Virtual Office Service Agreement with Servcorp Los Angeles for an office at 601 South Figueroa Street, Suite 4050, Los Angeles, California 90017 to enable us to accommodate sales and marketing personnel and internal audit personnel.  Our ability to do all of these will depend on our financial condition and our ability to secure additional financing, whether it is through public or private equity or debt financing, arrangements with security holders or other sources to fund the operations.  However, these sources of additional funding may not be available, or if available, may be on terms unacceptable to us.

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Strategy and Strengths

We aim to strengthen and expand our leading market positions, continuously improve the quality of our range of enzyme products, diversify our distribution channels and to deliver long-term value for our shareholders via the following strategies:

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Grow and strengthen our presence in the Republic of Singapore;

•

Further expand into other neighboring country in the target markets;

•

Continue to focus and capture growth in the enzyme industry;

•

Leverage our scale, market positions and business integration to enhance profitability; and

•

Continue to attract, retain and develop quality personnel.

We will be the largest and leading enzyme distributor and leading enzyme therapy provider in the target markets upon funding being raised.  Our range of enzyme products are specially formulated for our distribution supported by our OEM Manufacturer: Specialty and Biochemicals & Co which are enzyme experts with more than 50 years of experience: One that formulates and creates enzyme supplements, not simply encapsulates and bottles them.  We offer consumers a natural, safe and highly effective therapeutic alternative for preventative care and health.  Our range of enzyme products are Halal Certified; Non-GMO, all-natural ingredients; Improved enzyme absorption, stability and bioavailability through Bioactive Protein Peptide System – proprietary blend; ISO 9001:2000 and GMP Certified; and suitable for vegans/vegetarians.

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Enzyme for Human Consumption (Adult)

GEEC DIGESTIVE ENZYME PRODUCTS

ProCellax®DG1

➢

Breaks down proteins, fats, carbohydrates, and dairy products

➢

Relieves indigestion, gas, bloating

➢

Enhances nutrient absorption

➢

Improves overall digestive function

Ingredients

❖

Protease – breaks down proteins

❖

Amylase – breaks down starch

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Lactase – breaks down lactose

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Invertase – breaks down sucrose

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Cellulase – breaks down cellulose

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Lipase – breaks down fats

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax DG1” belongs to us, and trademark applications have been filed in the target markets.

It is a microbial enzyme, plant enzyme, with herbs and vitamins.  ProCellax DG1 is a broad-spectrum digestive enzyme blend formulated to enhance nutrient absorption and bioavailability.  It supports proper digestion of dairy, legumes, cruciferous vegetables, cereal grains, proteins and other foods.  It is a dietary supplement.  It comes in capsule form with each capsule at 500 mg.  There are 90 capsules per bottle.

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ProCellax®DG2

➢

Breaks down gluten in wheat, barley, rye, and casein in dairy products

➢

DPP-IV (Dipeptidyl Peptidase-IV), specific to gluten and casein digestion

➢

Complete carbohydrate digestion

➢

Helpful for gluten intolerance

Ingredients

❖

Proteases

❖

Amylase

              - Alpha amylase

              - Beta amylase

              - Glucoamylase

❖

DPP-IV

❖

Lactase

❖

Cellulase

❖

Lipase

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax DG2” belongs to us, and trademark applications have been filed in the target markets.

It is a digestive enzyme for gluten relief, with DPP-IV, formulated to breakdown gluten and casein, as well as other difficult-to-digest proteins in modern foods.  It helps relieve indigestion, gas, bloating, constipation and diarrhea caused by grain and dairy proteins.  It utilizes an array of various proteases for high and low pH conditions of G1 tract.  It is a dietary supplement.  It comes in capsule form with each capsule 300 mg.  There are 90 capsules per bottle.

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GEEC IMMUNE HEALTH ENZYME PRODUCTS

ProCellax®FG1

➢

Colon cleanse

➢

Breaks down putrefying food matter in FG1 tract

➢

Eliminates and prevents yeast overgrowth (Candida albicans)

➢

Powerful probiotic and prebiotic

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Supports colonization of microflora in colon

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When putrefying food matter is present in digestive tract…

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Promotes growth of harmful yeast and molds that can produce toxins

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Allows harmful bacteria to flourish

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Reduces digestive function, decreases absorption of essential nutrients

ProCellax®FG1: The Importance of Enzymes & Probiotics

➢

Enzymes

"

Chitosanase, cellulase, glucanase

"

Attacks yeast and harmful bacteria growth in colon

➢

Probiotics

"

Live microorganisms that are beneficial to the host

➢

Prebiotics

"

Non-digestive food ingredients that stimulate the growth of beneficial bacteria

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax FG1” belongs to us.

It is a full-spectrum blend of probiotics, prebiotics and enzymes expertly formulated to help maintain a proper balance of intestinal microflora and may prevent the growth of Candida.  It is a dietary supplement. It comes in capsule form with each capsule at 500 mg. There are 180 capsules per bottle.

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ProCellax® - VDIHF

➢

Inhibits pathogenic organisms

➢

Reduces oxidative cellular damage

➢

Supports normal detoxification processes

➢

Supports and strengthens immune health

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax VDIHF” belongs to us.

It is a blend of powerful systemic enzymes and antioxidant herbs to support normal cellular metabolism and optimal immune functions.  It is a dietary supplement.  It comes in capsule form with each capsule at 500 mg.  There are 180 capsules per bottle.

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GEEC SYSTEMIC ENZYME HEALTH PRODUCTS

ProCellax®E

➢

Full-strength formula

➢

A powerful blend of proteases & herbs

➢

Total body and inflammation support

➢

Joint and tendon health

➢

Recovery from muscle soreness

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax E” belongs to us.

ProCellax E is a powerful systemic enzyme blend formulated to support normal fibrin metabolism and healthy response to inflammation.  It features an enterically coated serrapeptase that can survive the acidic conditions of the stomach.  It is a dietary supplement.  It comes in capsule form with each capsule at 500 mg.  There are 450 capsules per bottle.

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ProCellax®E2AF

➢

Multi-vitamin component for muscle repair

➢

Restoration of healthy fibrin levels in the blood

➢

Supports recovery of injuries from sports, over-work and delayed onset muscle soreness

➢

Supports healthy joint function

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax E2AF” belongs to us.

ProCellax E2AF is a dietary supplement.  Nutritional support for healthy joint function.  An enzyme therapy solution for inflammation management.  It comes in capsule form with each capsule 750 mg. There are 90 capsules per bottle.

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ProCellax®SNU

➢

Professional strength protease blend

➢

Supports normal blood pressure and circulatory health

➢

Enhances the body’s natural ability to avoid excess blood clotting

➢

Potent anti-inflammatory activity

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax SNU” belongs to us.

ProCellax SNU is a powerful systemic enzyme blend formulated to support a healthy cardiovascular system and to maintain normal fibrin metabolism.  It promotes healthy circulation by reducing excessive fibrin levels and reducing blood viscosity.  It is a dietary supplement.  It comes in capsule form with each capsule at 500 mg.  There are 150 capsules per bottle.

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ProCellax®SP

➢

80,000 active units of Serrapeptase (SU)

➢

Supports respiratory and sinus health by reducing mucus viscosity

➢

Supports healthy tissue repair by reducing scar tissue

➢

Anti-inflammatory and Fibrinolytic activity

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProCellax SP” belongs to us.

ProCellax SP Serrapeptase is enterically coated to survive the acidic conditions of the stomach.  This allows for greater absorption in the small intestine and thus, greater fibrinolytic activity.  It is a dietary supplement. It comes in capsule form with each capsule at 500 mg.  There are 60 capsules per bottle.

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ProCellax® IN SACHET

➢

15  individual sachets packed with ProCellax DG1, ProCellax DG2 and ProCellax FG1

➢

Packed for convenience of travelling

➢

Handy and easily accessible

Individual sachet

Convenient travel pack

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PROCELLAX RANGE OF ENZYME PRODUCTS IN CAPSULE

Enzyme for Animal Consumption

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProAnilax EPET” belongs to us, and trademark applications have been filed in the target markets.

ProAnilax®EPET is a multi-enzyme blend of non-animal source enzymes containing a combination of proteases and other enzymes to facilities movement as well as tissue and muscle healing.

The product is specially formulated for the digestive system of dogs and cats.  It is packed in a carton box, each 20 kgs.

We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProAnilax SP3” belongs to us, and trademark applications have been filed in the target markets.

ProAnilax® SP3 is a product is specially formulated for the digestive system of dogs and cats.  It provides natural relief such as dry or scaly hair coat, skin problems, digestive disorders, joint difficulties, immune disorders, excessive shedding, weight problems, allergies, bloating, lethargy, hairballs, flatulence, coprophagia and wound healing.

It is packed in a carton box, each 20 kgs.

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We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProAnilax SW1013” belongs to us, and trademark applications have been filed in the target markets.

ProAnilax® SW1013 is a unique blend of enzymes developed especially for swine feed supplementation.

The enzymes encompassing a wide range of activities, aid in the breakdown of organic feed substrates, thereby encouraging the bio-availability of otherwise trapped nutrients, while improving live weight and feed conversion efficiency (feed: gain) in diets based on barley, corn, soybean meal, sunflower meal, wheat meal, rapeseed meal and others.  Bio-availability, in pharmacology, is used to describe the function of the administered dose of unchanged drug that reaches the systemic circulation.

It is packed in a carton box, each 20 kgs.

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We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProAnilax SEB” belongs to us, and trademark applications have been filed in the target markets.

ProAnilax® SEB is a unique blend of enzymes developed especially for poultry feed supplementation.  The enzymes encompassing a wide range of activities, aid in the breakdown of organic feed substrates, thereby encouraging the bio-availability of otherwise trapped nutrients, while improving live weight and feed conversion efficiency (feed: gain) in diets based on barley, corn, soybean meal, sunflower meal, wheat meal, rapeseed meal and others.

It is packed in a carton box, each 20 kgs.

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We do not manufacture the enzyme product above.  It is specifically formulated for our distribution.  It is packed under our private label pursuant to the contract manufacturing arrangements.  The brand name “ProAnilax AFL2500” belongs to us, and trademark applications have been filed in the target markets.

ProAnilax® AFL2500 is a highly concentrated, non-animal, liquid multi-enzyme blend derived from non-GMO Trichoderma spp.   It is specially designed to maximize the digestibility and nutritional value of pelletized feed, silage and other forms of ruminant feed.

It is packed in a carton box, each 20 kgs.

OUR RANGE OF ENZYME PRODUCTS FOR ANIMAL CONSUMPTION

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Sales and Marketing

GEEC Website

Our website, www.geecenzymes.com is in operation.  It is linked to our wholly owned subsidiary in Singapore, Genufood Enzymes (S) Pte Ltd’s website: www.genufoodenzymes.com.sg

We have a dedicated team of information technology specialists who are responsible for the development and maintenance of GEEC Group websites, managing the consumer-facing website product – internet sales and the infrastructure necessary to support regional coverage.

It is ‘Live’ and available 24 hours a day, seven days a week allowing customer service to be provided to dealers, consumers and GEEC Enzyme Club Members to shop online from their home, office or even from their mobile phone.

Marketing

We have entered into an Agreement with Access Management Consulting in Singapore appointing them as our Sole Marketing Agent in sourcing and to contact as many Sole Country Distributors in the target markets to market our range of enzyme products.  We intend to rely on our Sole Marketing Agent to perform this task as it will save us from incurring upfront marketing costs.

Advertising

Our marketing strategy is to communicate directly with potential customers, GEEC Enzyme Club Members and to emphasize our specialty and quality enzyme products embodied in our corporate slogan, “Eat Right, Long Life”.  In doing so, we intend to engage external consultants to execute necessary media advertising and the design, production and distribution of promotional materials such as direct mailers, leaflets and brochures, for our target customer groups.  We also intend to continue to advertise our ProCellax and ProAnilax range of enzyme products on our websites, through internet, in print media, radio and television advertisement.

Competition - Taiwan

The enzyme market in Asia is still a virgin market.  The public is aware about medicine, drug, herb and vitamin pills but not enzyme.  We plan to enter the enzyme business with a chance to be the leader in the distribution of enzyme products in Asia.  Our initial target market, Taiwan, there is no enzyme product similar to our ProCellax range of enzyme products for human consumption (Adult) and ProAnilax range of enzyme products for Animal Consumption.  Notable enzyme manufacturers like Kuo-Chi Biotechnology Corp produce enzymes for Chinese herbal health products; Linden Biological Technology Co Ltd produce enzymes for cosmetics; Easy Cure Biotechnology Co Ltd produces enzymes as nutrition supplements added with vitamins and minerals under the brand “Lohas”, and China Chemical Pharmaceutical Co Ltd produce enzymes mixed with additives as a feed for animals.  Imported brands like NOW, which is a plant-based enzyme product from the US is perhaps the only imported enzyme product promoting in Taiwan.

Competition – Singapore

There is no enzyme factory producing enzyme products in Singapore, but there are a number of importers of health/dietary supplements.  We intend to focus and concentrate our operations in Singapore through our wholly owned subsidiary, Genufood Enzymes (S) Pte Ltd (“GESPL”).  There are no enzyme products similar to ProCellax and ProAnilax range of enzyme products in Singapore.  Known health supplements near to true enzyme products in Singapore are Ultimate Digestive Enzyme Blend from UDO’s choice; Vegan Digestive Support from DEVA; and Natural Brand Super Digestive Enzymes from GNC.  Our ProCellax range of enzyme products are specifically formulated for our distribution with ingredients of proprietary rights.  These ingredients and the formula would make the enzymes work to produce the desired result.  We intend to spearhead ProCellax DG1 into the Singapore market.  We claim ingredients Peptizyme SP (Serrapeptase) and Alpha-Galactosidase are special ingredients selected for our ProCellax DG1, for optimal and complete digestion.  We would price ProCellax DG1 reasonably within the means of all Singapore consumers.

We intend to penetrate into the Singapore market with the establishment of 10 GEEC Retail Chain Stores with the view to service the Singapore consumers and GEEC Enzyme Club Members better.  We face competition with other retail chain store operators that sell health supplements in Singapore.  There are seven established chain store operators in Singapore as shown in the chart below:

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Health Supplements Retail Chain Store Operators in Singapore Chart

No.	Organization’s Name	No. of Stores	Chain Store Type
1.	Guardian Health & Beauty	152	Pharmacy Chain Store
2.	Watsons Personal Care Store	105	Pharmacy Chain Store
3.	Holland & Barrett	23	Health Supplements Chain Store
4.	Unity Health Care	50	Pharmacy Chain Store
5.	GNC	61	Health Supplements Chain Store
6.	Nature’s Farm	21	Health Supplements Chain Store
7.	Sunrider	10	Health Supplements Chain Store

To compete in retail store management, we plan to have 34 items of products (SKU) for display and retail at our GEEC Retail Chain Store at Suntec City Mall, Singapore.  These items will comprise of ProCellax range of enzyme products, Ayala’s Herbal Water range of drinking water, PrOmega-3 range, NATfresh range of drinking water, weight management products, prostate health products, healthy aging products, and liquid multi-vitamins products.  We may not achieve the number of required retail store and SKU if we do not have the financial means.

Sales Promotion Activities

We intend to execute a GEEC Enzyme Club Membership drive plan through the GEEC Retail Chain Store at Suntec City Mall, Singapore from September 1, 2013 to January 5, 2014 with a lucky draw campaign slogan ‘CASH SGD10,000 FOR YOU’.  The prizes for the lucky draw campaign are:

•	First Prize (1 winner only)	-	Cash SGD10,000 plus one complete set of ProCellax range of enzyme products and one carton TaniNZ Premium 1500 ml pure natural artesian water.
•	Second Prize (1 winner only)	-	Cash SGD5,000 plus one complete set of ProCellax range of enzyme products and one carton TaniNZ Premium 1500 ml pure natural artesian water.
•	Third Prize (1 winner only)	-

Two sets of ProCellax range of enzyme products, one carton TaniNZ Premium 1500 ml pure natural artesian water and one carton of Ayala’s Herbal Water Sparkling Water 750 ml (Lemongrass Mint Vanilla, Cinnamon Orange Peel and Ginger Lemon Peel).

•	Fourth Prize (1 winner only)	-

One set of ProCellax range of enzyme products plus one carton TaniNZ Premium 500 ml pure natural artesian water and one carton of Ayala’s Herbal Still Water 475 ml (Lemongrass Mint Vanilla, Cinnamon Orange Peel, Ginger Lemon Peel, Lavender Mint and Cloves Cardamom Cinnamon).

•	Consolation Prize (10 winners only)	-	One carton TaniNZ Premium 500 ml pure natural artesian water plus one box with 15 sachets of ProCellax DG1.

On July 11, 2013, GESPL has filed the Notification to Conduct Lucky Draw under the Common Gaming Houses (Exemption) Notification 1996 to the Singapore Head of Gambling Suppression Branch, Specialized Crime Division, Criminal Investigation Department to comply with the legal requirements.  The Notification Reference Number is 1145/2013.

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The Lucky Draw Campaign: “CASH SGD10,000 FOR YOU”

We also intend to launch a sales promotion program into the Singapore market to stimulate sales in conjunction with the official opening of our GEEC Retail Chain Store at Suntec City Mall, Singapore, as follows:

•

 Internet Sales Promotions for ProCellax range of enzyme products

 Members – First bottle to enjoy a 25% discount.  Second bottle to enjoy a 50% discount

 Non Members – First bottle has no discount.  Second bottle to enjoy a 50% discount

•

 Retail Store Promotions

For every first 100 customers per day: Buy one bottle ProCellax, get one bottle ProCellax free.

For each day lasting up to August 18, 2013 midnight, the highest spender at our GEEC Retail Chain Store at Suntec City Mall, Singapore is entitled to a complimentary set of ProCellax products purchased. One winner per date.

Up to August 18, 2013, Week-end (Friday to Sunday) GEEC Enzyme Club Membership drive program.  Sign up as a new member; he/she is entitled to an instant lucky draw to win a ProCellax product.

All inventories for promotion are subject to “while stock lasts”.

Our subsidiary company, GESPL had on July 24, 2013 entered into an agreement with Standard Chartered Bank, Singapore to participate in the ‘Standard Chartered Bank Lifestyle Programme’ for a period of one year ending July 31, 2014.  We are bound to provide a 20% discount on our ProCellax range of enzyme products to Standard Chartered Bank credit and debit card holders and an additional 10% discount if their credit or debit card holders are also a member of the GEEC Enzyme Club.  Standard Chartered Bank has 650,000 cardholders.

GESPL also had on October 17, 2013 entered into an agreement with Network For Electronic Transfers (Singapore) Pte Ltd (‘NETS’) to subscribe to the System of payment for our products sold at the GEEC Retail Chain Store at Suntec City Mall, Singapore and to grant a 20% rebate to NETS members.  The agreement is for an initial term of twenty four months with option for another twelve months upon expiry of the initial term.  There are more than 8 million NETS users in Singapore.

We also intend to promote ProCellax range of enzyme products to the Retailers – Medical Clinics by making available the following promotions:

 Existing retailers – The minimum order quantity is set at 24 bottles to qualify for 24 bottles of ProCellax for free.

 New retailers – The minimum order quantity is set at 6 bottles to qualify for 6 bottles of ProCellax for free.

We intend to penetrate into the Singapore market by the establishment of our presence with strong brand awareness but we possess limited financial capabilities at this current time.  We may never to able effectively enter the enzyme business and thus may not be in a position to compete with competitors who entered the market with strong financial means.

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Compliance with Government Regulation

We currently do not have substantial operations.  However, once we do have a substantial operation, our business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we will verify and ensure that the OEM manufacturers we contracted in the US have obtained the ISO 9001:2000 or GMP certification and to qualify for the Singapore as well as the target markets’ health food supplement regulation.  In Singapore, enzyme products are classified as “Health Supplements” and paragraph 6 of the Health Supplements Guidelines issued by the Health Sciences Authority, Singapore (“HSA”) states that [c]urrently, health supplements are not subjected to premarket approvals and licensing for their importation, manufacture and sales in Singapore.  The onus of responsibility for the safety and quality of health supplements rests with the dealers (importers, manufacturers, wholesaler dealers) and sellers…”  On June 1, 2012, Agri-Food & Veterinary Authority, Singapore (“AVA”) has advised that they have no objection to our import and sale of the following feed supplements by our Singapore subsidiary company, Genufood Enzymes (S) Pte Ltd (“GESPL”) for ProAnilax SW1013, ProAnilax SP3, ProAnilax SEB, ProAnilax EPET, and ProAnilax AFL2500.  Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

Currently we do not have substantial operations and believe that once we do have substantial operations, we will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the enzyme industry.  We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Employees

We currently have fourteen employees directly or indirectly including those employees from our wholly subsidiary in Singapore, Genufood Enzymes (S) Pte Ltd (“GESPL”).  Our President and Principal Accounting Officer each devotes approximately 40 hours per week to our operations.  To assist the President, we have entered into an agreement with Access Management Consulting and Marketing Pte Ltd to provide accounting, finance, treasury, corporate secretarial, human resource and information technology services.

Research and Development Expenditures

We have not incurred any expenditure on research and development since our inception.

Subsidiaries

We have two wholly owned subsidiaries.  Genufood Enzymes (S) Pte Ltd in the Republic of Singapore and Genufood Enzymes Lanka (Pvt) Ltd in the Republic of Sri Lanka.  Genufood Enzymes Lanka (Pvt) Ltd is formerly known as GEEC Internet Sales (Pvt) Ltd.

Patent and Trademarks

We do not own any patent but the following trademarks belong to us:

GEEC

ProCellax

ProAnilax

ProBrew

Offices

Our business office is located at Two Allen Center, 1200 Smith Street, Suite 1600, Houston, TX 77002, United States of America.  Our telephone number is + 1 713 353 8834.  We pay rent for our office monthly for $219 excluding taxes.  We had a lease agreement with Regus Management Group, LLC to provide this virtual office with secretarial services.  We also have a virtual office located at 601 South Figueroa Street, Suite 4050, Los Angeles, CA 90017, United States of America.  Our telephone number is +1 213 330 4275.  We pay rent for our office monthly for a total of $335 excluding taxes.  We had a lease agreement with Servcorp Los Angeles to provide this virtual office with secretarial services.

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Legal Proceedings

We are currently a party to two legal proceedings.  The first legal proceedings is a civil claim we filed on March 14, 2013 in the District Court in the District of Nevada against Taiwan Cell Energy Enzymes Corp (“TCEEC”) for breach of contract under clause 13.3.4.2 of the Sole Distributorship Agreement (General Outlet-Human Consumption) – Case 2:13-cv-00435-RCJ-CWH.  On April 30, 2013, the District Court in the District of Nevada entered a default against TCEEC and on May 17, 2013, a Motion for Default Judgment against TCEEC was filed.  The second legal proceedings, is a criminal complaint we filed on June 21, 2013 with the Taiwan Public Prosecutors Office against Chen Wen Hsu and Pi Lien Peng for breach of fiduciary duty, forgery and fraudulent misrepresentation.

Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

Market Information

There is a limited public market for our common shares.  Our common shares are quoted on the OTC Bulletin Board under the symbol “GFOO”.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on June 5, 2012.  As of October 31, 2013, only a minimal amount of shares have traded on the OTCBB and the market price for our common shares is $0.05 per share.

Stockholders of Our Common Shares

As of October 31, 2013, there were approximately 138 holders of record of our common stock.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 3,942,460 shares as of the date of this prospectus; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

Provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

51

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to focus and concentrate on the Singapore market where our wholly owned subsidiary, Genufood Enzymes (S) Pte Ltd (“GESPL”) operates.  We intend to promote, market and distribute our range of enzyme products in Singapore through the establishment of ten GEEC Retail Chain Stores.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Stage 1 Operations

Establishment of 10 GEEC Retail Chain Stores

$1,126,970

Working capital requirement

$1,738,030

Manager fee for the Issue

$135,000

On November 4, 2013, we had $982,598 cash on hand to part finance the Stage 1 operations, that is, to set-up the first GEEC Retail Chain Store at Suntec City Mall, Singapore, purchase inventory of ProCellax range of enzyme products for distribution in the Republic of Singapore and employment of suitable qualified personnel to manage and run the GEEC Retail Chain Store.  There is $500,000 cash to be collected by end of December, 2013 from an investor in respect of his commitment under a promissory note in the purchase of our IPO shares, but there is no guarantee that he will not breach this payment.

Currently our monthly burn rate is approximately $114,500.  However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be much higher once we have the 10 GEEC Retail Chain Stores in operations.  Currently we have enough cash on hands to sustain our operations for approximately 8.58 months.

On March 11, 2013, we entered into a Term Sheet with Kodiak Capital Group, LLC for their investment in our business for a maximum of $3 million.  On July 1, 2013, we sign the Investment Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC.  On July 26, 2013, we filed the form S-1 with the SEC and on August 8, 2013, SEC declared the registration statement effective.  To-date, we have not issued a ‘Put’ order against Kodiak Capital Group, LLC for the financing.

On October 3, 2013, we entered into an Equity Purchase Agreement Term Sheet with Southridge Partners II LP to purchase common shares of the Company of $20 million over a period of 2 years.  On October 17, 2103, we signed the Equity Purchase Agreement and Registration Rights Agreement including a Promissory Note for $125,000 due on May 31, 2014 with Southridge Partners II LP.

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We intend to use the funds from Southridge Partners II LP to finance the acquisition of a small factory in Singapore for the packaging of our ProCellax range of enzyme products.  This will enable us to enjoy a lower cost of production for ProCellax range of enzyme products.  The sachet packing material cost, plastic bottle cost, printing cost and labor cost will be much cheaper in South East Asia than in the United States of America.  Sample of ProCellax in sachet is shown below:

ProCellax DG1, ProCellax DG2 and ProCellax FG1 in Sachet

ProCellax DG1 and ProCellax DG2 & ProCellax FG1 in Box of 15 Sachets

We also intend to utilize the funds from Southridge to finance the ProAnilax Prepacking Plant operations in Sri Lanka.  This will enable us to repack ProAnilax range of enzyme products for animal consumption into smaller packing size for distribution in Sri Lanka and for export.  Presently, ProAnilax is bulk-pack each type weight 20 kgs.  Packaging cost, printing cost, labor cost and transportation cost is much cheaper in Sri Lanka.  Sri Lanka has agriculture industry and is one of our target markets for ProAnilax.

At present time, we do not have sufficient cash to go into the Repacking ProCellax in Sachet Plant operations in Singapore as well as the Repacking ProAnilax Plant operations in Sri Lanka.  If we were to proceed with these operations, additional financing is required whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, but may not be available, or if available, may be on terms unacceptable to us.

We entered into a Manager Service Consulting Agreement on  October 28, 2013 with Access Finance and Securities (NZ) Limited of Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand (AFS) to provide management and consulting services related to the following: sourcing, evaluation and making recommendation to the suitable professionals or consultants for the ‘Team’ for the S-1 registration statement; organizing, coordination and monitoring work schedule of the ‘Team’ members; Consulting and determination of strategy for the Offering; advising and reviewing of business plan and S-1 registration statement including amendments thereof; advising on the SEC comment letters and participation in the response strategy and provision of answer; advising and to structure the Offering Shares; and attending meetings as from time to time required all in the capacity as the Advisor to the Issuer and Manager for the Issue.  A copy of the Advisor to the Issuer agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $400,000 (NZD500,000) in general and administrative fees to be paid in cash.

We have also entered into a Prospectus Service Agreement on October 28, 2013 with Access Management Consulting and Marketing Pte Ltd (AMCM) of Six Battery Road #38-05, Singapore 049909 (AMCM). The business activities undertaken by AMCM include the drafting and preparation of a business plan for us and for the inclusion into the S-1 registration statement; reviewing and advising on the modification and amendments of the business plan for the Form S-1; attending and providing answers to auditors’ enquires; discussion, consulting and taking instructions from the auditors, securities lawyers and Advisor to the Issuer to update, modify and amend the business plan and hence the S-1 registration statement.  A copy of this agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $500,000 (SGD625,000) in general and administrative fees to be paid in cash.

We have also entered into various bookkeeping, accounting and corporate secretarial services with AMCM since inception.  The services include the provision of bookkeeping and accounting services including the preparation of financial statements in accordance to US GAAP and input the Financial Footnote and Subsequent Event disclosure; provision of corporate secretarial services include the drafting and preparation of board and shareholders resolutions, board and shareholders meetings; and liaise with attorney in respect of trademark applications and maintaining trademark reports and registries.  Fees are paid in accordance to time charge and a minimum base fee applicable to certain services.

We have enough cash on hand to sustain part of our Stage 1 operations – Internet Sales, distribution of our ProCellax range of enzyme products in Singapore and establishment of GEEC Retail Chain Store at Suntec City Mall, Singapore.  We do not have sufficient cash to establish the other planned nine retail chain stores and Stage 2 operations – Sri Lanka.  We will need to issue a ‘Put’ order against Southridge Partners II, LP for the financing, but there is no guarantee that Southridge Partners II, LP will not breach the Term Sheet or Equity Purchase Agreement.

53

Results of Operations

Results of Operations for the year ended September 30, 2012 compared to the year ended September 30, 2011 and from inception to September 30, 2012

Working Capital

	June 30,	September 30,	September 30,
	2013	2012	2011
	$	$	$
Current Assets	978,212	1,272,772	571,125
Current Liabilities	130,298	140,386	83,442
Working Capital Surplus	847,914	1,132,386	487,683

Cash Flows

	Nine months ended June 30,	Year ended September 30,	Year ended September 30,
	2013	2012	2011
	$	$	$

Cash Flows from (used in) Operating Activities	(1,030,712)	(531,730)	(174,106)
Cash Flows from (used in) Investing Activities	(10,378)	(9,401)	(28,525)
Cash Flows from (used in) Financing Activities	588,246	1,168,405	708,106
Effect of exchange rate changes on cash during period	(16,231)	(4,111)	(388)
Net Increase (decrease) in Cash During Period	(469,075)	623,163	505,087

Revenues

During the nine months ended June 30, 2013 we earned revenues of $121,640, compared to revenues of $0 for the nine month ended June 30, 2012.  From inception to June 30, 2013, we have earned total revenues of $303,191.

Cost of Goods Sold and Gross Margin

During the nine months ended June 30, 2013 we spent a total of $65,302 on cost of goods sold, compared to $0 for the nine months ended June 30, 2012.  From inception to June 30, 2013, we have spent $178,025 on cost of goods sold.

During the nine months ended June 30, 2013, our gross margin was $56,338, compared to $0 for the nine months ended June 30, 2012.  From inception to June 30, 2013, our gross margin was $125,166.

Operating Expenses and Net Loss

During the nine months ended June 30, 2013, we incurred operating total expenses of $892,898 compared with total operating expenses of $243,434 during the nine months ended June 30, 2012.  From inception to June 30, 2013 we have incurred total operating expenses of $1,934,567.

For the nine months ended June 30, 2013, we incurred a net loss of $828,765 compared with a net loss of $242,477 for the nine months ended June 30, 2012.  From inception to June 30, 2013, we incurred a net loss of $1,799,847.

Liquidity and Capital Resources

As at June 30, 2013, we had a cash balance of $697,852 and total assets of $1,064,385 compared with $562,377 of cash and total assets of $657,687 as at June 30, 2012.  The increase in cash was due to proceeds received from the issuance of common shares and the increase in total assets was due to the acquisition of inventory.

As at June 30, 2013, we had total liabilities of $130,298 compared with total liabilities of $69,679 at June 30, 2012.  The increase in total liabilities was attributed to accounts payable to a related party as well as accrued expenses.  As at June 30, 2013, we had a working capital surplus of $847,914 compared with a working capital surplus of $544,578 as at June 30, 2012.  The increase in working capital surplus was due to our increased cash holdings during the year.

Cashflow from Operating Activities

During the nine months ended June 30, 2013, we used cash of $1,030,712 for operating activities as compared to use of $288,725 during the nine months ended June 30, 2012.  The increase in cash used for operating activities during the year was due to payment of outstanding day-to-day obligations incurred during the year.

Cashflow from Investing Activities

During the nine months ended June 30, 2013 we used cash of $10,378 in investing activities compared to use of $7,147 during the nine months ended June 30, 2012.

Cashflow from Financing Activities

During the nine months ended June 30, 2013, we received proceeds of $588,246 from financing activities compared with $318,405 during the nine months ended June 30, 2012.  The increase is attributed to proceeds from sales of common shares.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Results of Operations for the year ended September 30, 2013 compared to the year ended September 30, 2012 and from inception to September 30, 2013

Working Capital

	September 30,	September 30,
	2012 $	2011 $
Current Assets	1,272,772	571,125
Current Liabilities	140,386	83,442
Working Capital Surplus	1,132,386	487,683

Cash Flows

	Year ended September 30, 2012 $	Year ended September 30, 2011 $
Cash Flows from (used in) Operating Activities	(531,730)	(174,106)
Cash Flows from (used in) Investing Activities	(9,401)	(28,525)
Cash Flows from (used in) Financing Activities	1,168,405	708,106
Effect of exchange rate changes on cash during period	(4,111)	(388)
Net Increase (decrease) in Cash During Period	623,163	505,087

Revenues

During the year ended September 30, 2012 we earned revenues of $60,993, compared to revenues of $120,558 for the year ended September 30, 2011.  From inception to September 30, 2012, we have earned total revenues of $181,551.

Cost of Goods Sold and Gross Margin

During the year ended September 30, 2012 we spent a total of $43,168 on cost of goods sold, compared to $69,555 for the year ended September 30, 2011.  From inception to September 30, 2012, we have spent $112,723 on cost of goods sold.

During the year ended September 30, 2012, our gross margin was $17,825, compared to $51,003 for the year ended September 30, 2011.  From inception to September 30, 2012, our gross margin was $68,828.

Operating Expenses and Net Loss

During the year ended September 30, 2012, we incurred operating total expenses of $461,776 compared with total operating expenses of $555,956 during the year ended September 30, 2011.  From inception to September 30, 2012 we have incurred total operating expenses of $1,041,669.

For the year ended September 30, 2012, we incurred a net loss of $442,755 compared with a net loss of $504,381 for the year ended September 30, 2011.  From inception to September 30, 2012, we incurred a net loss of $971,082.

Liquidity and Capital Resources

As at September 30, 2012, we had a cash balance of $1,166,927 and total assets of $1,341,493 compared with $543,764 of cash and total assets of $599,332 as at September 30, 2011.  The increase in cash was due to proceeds received from the issuance of common shares and the increase in total assets was due to the acquisition of inventory.

As at September 30, 2012, we had total liabilities of $140,386 compared with total liabilities of $83,442 at September 30, 2011.  The increase in total liabilities was attributed to accounts payable to a related party as well as accrued expenses.  As at September 30, 2012, we had a working capital surplus of $1,132,386 compared with a working capital surplus of $487,683 as at September 30, 2011.  The increase in working capital surplus was due to our increased cash holdings during the year.

Cashflow from Operating Activities

During the year ended September 30, 2012, we used cash of $531,730 for operating activities as compared to use of $174,106 during the year ended September 30, 2011.  The increase in cash used for operating activities during the year was due to payment of outstanding day-to-day obligations incurred during the year.

Cashflow from Investing Activities

During the year ended September 30, 2012 we used cash of $9,401 in investing activities compared to use of $28,525 during the year ended September 30, 2011.

Cashflow from Financing Activities

During the year ended September 30, 2012, we received proceeds of $1,168,405 from financing activities compared with $708,106 during the year ended September 30, 2011.  The increase is attributed to proceeds of $888,700 from the issuance of common shares and $279,705 in capital contribution by shareholders.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

55

Results of Operations for the three months ended June 30, 2013 compared to the three months ended June 30, 2012 and from inception to June 30, 2013.

Limited Revenues

Since our inception on June 21, 2010 to June 30, 2013, we have earned limited revenue of $303,191.  As of June 30, 2013, we have an accumulated deficit of $1,799,847 and we did earn revenues of $107,686 during the three months ending on June 30, 2013.  At this time, our ability to generate any significant revenues continues to be uncertain.  Our financial statements contain an additional explanatory paragraph in Note 3, which identifies issues that raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Net Loss

We incurred a net loss of $172,716 for the three months ended June 30, 2013, compared to a net loss of $116,108 for the same period in 2012.  This increase in net loss is mostly due to increased operating expenses.  From inception on June 21, 2010 to June 30, 2013, we have incurred a net loss of $1,799,847.  Our basic and diluted loss per share was ($0.00) for the three months ended June 30, 2013, and ($0.00) for the same period in 2012.

Expenses

Our total operating expenses increased from $116,441 to $225,556 for the three months ended June 30, 2013 compared to the same period in 2012.  This increase in expenses is due to higher operating expenses.  Since our inception on June 21, 2010 to June 30, 2013, we have incurred total operating expenses of $1,934,567.

Our professional fees, consisting primarily of legal, accounting and auditing fees, increased by $65,500 to $145,052 for the three months ended June 30, 2013 from $79,552 for the same period in 2012, mainly due to increased legal and auditing services provided in the three month period ended June 30, 2013.  Since our inception on June 21, 2010 until June 30, 2013 we have spent $838,044 on professional fees.

Results of Operations for the nine months ended June 30, 2013 compared to the nine months ended June 30, 2012

Revenues

We earned revenues of $121,640 during the nine months ending on June 30, 2013, compared to revenues of $nil during the same period in 2012.  At this time, our ability to generate any significant revenues continues to be uncertain.

Net Loss

We incurred a net loss of $828,765 for the nine months ended June 30, 2013, compared to a net loss of $242,477 for the same period in 2012.  This increase in net loss is due to our increased operations in 2013.  Our basic and diluted loss per share was ($0.00) for the nine months ended June 30, 2013, and ($0.00) for the same period in 2012.

Expenses

Our total operating expenses increased from $243,434 to $892,898 for the nine months ended June 30, 2013 compared to the same period in 2012.  This increase in expenses is due to higher operating expenses.

Our professional fees, consisting primarily of legal, accounting and auditing fees, increased by $245,102 to $399,289 for the nine months ended June 30, 2013 from $154,187 for the same period in 2012, mainly due to increased legal and auditing services provided in the nine month period ended June 30, 2013.

Our rent expenses increased from $18,166 to $42,021 for the nine months ended June 30, 2013 compared to the same period in 2012.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position.  The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

56

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

Director:

       Name of Director                                Age

Yi Lung Lin                                               61

Executive Officer:

       Name of Officer                                 Age                                      Office_____________________

Yi Lung Lin                                              61                  President, Chief Executive Officer, Secretary,

                                                                                        Treasurer, Chief Financial Officer

Pei Wei Jiang                                           35                   Principal Accounting Officer

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Biographical information

Set forth below is a brief description of the background and business experience of our officers and our directors for the past five years.

Yi Lung Lin, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer

Since our inception on July 22, 2010, Yi Lung Lin has been our president, chief executive officer, secretary, chief financial officer and a member of the board of directors.  Mr. Lin is a Chartered Marketer (UK), Chartered Manager (UK), Accountant (UK) and a merchant banker by profession.  He is also a Paralegal Advisor after he obtained the Bachelor of Law (LLB (Hons)) degree from the Nottingham Law School (Nottingham Trent University, UK).  After his professional studies, he has been employed by international organizations like SKF and Nestle as their accountant and then ventured into the financial services businesses for more than 10 years.  In 1994, he became the duly appointed Trade Commissioner for the Republic of Vanuatu to head the Vanuatu Trade Office in New Zealand and then, to be responsible for the Vanuatu Trade Office in Taiwan.  Prior to his retirement as the Vanuatu Trade Commissioner, he has been appointed by the President of the Sanma Province, Vanuatu as the Ambassador.  At present, he is the chairman and Managing Director of Access Finance and Securities (NZ) Limited – (“AFS’), a financial institution duly incorporated under the laws of New Zealand providing offshore merchant banking/investment banking services in the area associated and/or incidental to capital markets – assisting companies to go public in the US for listing on the OTCBB or the Pink Sheet, merger and acquisition, securities placement agent service and underwriting securities.  He is also the Managing Director of other companies under the AFS Group of Companies, namely, Access Equity Capital Management Corp, USA and Access Management Consulting and Marketing Pte Ltd, Singapore as well as the President and CEO of the NATfresh Beverages Corp and Managing Director of NATfresh Productions (S) Pte Ltd and Genufood Enzyme (S) Pte Ltd, Singapore.

Pei Wei Jiang, Principal Accounting Officer

On June 7, 2013, Pei Wei Jiang had been appointed to be our Principal Accounting Officer to assist the President of the Company.  Ms. Jiang is an Economist by profession.  She is a graduate from the Shanghai University of Finance and Economics, China.  She is also a student member of the Association of Chartered Certified Accountants, UK (ACCA) where she had just sat her final paper completing the ACCA course.  After her education, she was employed by Shanghai Long Xing Property Development Co Ltd, China where she worked as an Accounts Executive for 3 years.  She then migrated to Singapore in 2005 and is currently a Singapore Permanent Resident.  In Singapore, she was employed by Chambers property Management Services Pte Ltd as an Accounts Executive for a year to take on another employment with Leisurequest Pte Ltd where she worked for 4 years as an Accounts Executive.  She then joined Trio-Tech International Pte Ltd as an Accounts Executive for one year.  In August, 2012, she joined the AFS Group, namely, Access Management Consulting and Marketing Pte Ltd and continued to be employed by the AFS Group as Accounting Manager.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace rules of the Nasdaq national market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our officers and directors above that are expected by us to make a significant contribution to our business.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 21, 2010 to September 30, 2012 (our fiscal year-end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	StockAwards($)(1)	OptionAwards($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in PensionValue and Nonqualified Deferred Compensation Earnings ($)	All Other Compens-ation ($)	Total($)
Yi Lung Lin, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2013	$5,000	None	None	None	None	None	None	None
	2012	$5,000	None	None	None	None	None	None	None
Pei Wei Jiang, Principal Accounting Officer	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None
Chen Wen Hsu, former Director	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

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Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002, United States of America.

Shareholders	Number of Shares	Percentage
Yi Lung Lin (1)	153,983,108	39.1%
Pei Wei Jang	0	0%
All directors and executive officers as a group [2 persons]	181,000,000	39.1%
Chen-Wen Hsu (2)	74,385,013	18.9%
Huei-Ling Wang (3)	38,625,000	9.8%
I-Jen Chen (4)	20,010,000	5.1%
Yi-Chou Chen (4)	20,010,000	5.1%

(1)

Yi Lung Lin is our President.  Mr. Lin’s beneficial ownership includes 53,983,108 shares held by Access Equity Capital Management Corp. and 100,000,000 shares held by Access Finance and Securities (NZ) Limited, both companies which Mr. Lin has voting and investment control over.

(2)

Chen Wen Hsu is a former director.  Mr. Hsu’s beneficial ownership includes 8,847,200 shares held in his own name and 65,537,813 shares held by Taiwan Cell Energy Enzymes Corp., a company Mr. Hus has voting and investment control over.

(3)

Huei-Ling Wang is the wife of our President Yi Lung Lin.

(4)

Former directors.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 394,245,972 shares of common stock outstanding as of October 31, 2013.

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Certain Relationships and Related Transactions

On August 9, 2010, we sold 20,000 shares of common stock at $0.25 a share to our directors for total consideration of $5,000.

Our CEO is the managing director of a consulting company, who provides consulting services to us.  In January 2011, we converted $50,000 owed to this consulting company into 50,000,000 shares of our common stock at the price of $0.001 per share. The $50,000 was recorded as an offering cost when owed due to the cost being directly related to the stock offering. We issued this consulting company an additional 150,000,000 shares valued at $150,000 also recorded as offering costs. From inception through September 30, 2011, we issued the aforementioned 200,000,000 shares recorded at $200,000 and paid total cash of $345,000 for offering costs. We also paid a total $100,000 for consulting services to this company during the year ended September 30, 2011 which was expensed as professional fees.

During the year ended September 30, 2011, our President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin paid some operating expenses on our behalf.  The amounts due to him for these expenses were $1,250 and $0 as of March 31, 2013 and September 30, 2012, respectively.

During the twelve months ended September 30, 2012, we paid one of the directors of GEECIS $11,550 for IT consulting services.

During the twelve months ended September 30, 2012, we reimbursed one of the directors of GEECIS $8,076 for rent and utilities in Sri Lanka.

On September 21, 2010, we entered into a Sole Marketing Agent Agreement with Access Management Consulting and Marketing Pte. Ltd. (“Access Management Consulting”) for the marketing of our range of enzyme products and to source, select and interview country sole distributors for the distribution of our range of enzyme products to the world at large. Our President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin, is also the President and Managing Director of Access Management Consulting.

On October 11, 2010, we entered into a Sole Distributorship Agreement (General Outlet-Human Consumption) with Taiwan Cell Energy Enzymes Corporation (“TCEEC”) for marketing and distribution of our enzyme products in the Republic of China (Taiwan). Mr. Chen Wen Hsu, one of our former directors, has voting and investment control over TCEEC. As was provided for under the Sole Distributorship Agreement, during the year ended September 30, 2011, TCEEC had invested in us by subscribing to 125,000,000 shares of our common stock at a price of $0.008 per share, for total proceeds of $1 million. The value of the shares issued was evaluated and found to be worth more than the cash received at a total value of $1,274,705. The difference of $274,705 represented compensation to the distributor.

During the year ended September 30, 2012 and September 30, 2011, we recognized $60,993 and $120,558, respectively, in related party revenue from our customer TCEEC who is controlled by one of our former directors Ken Wen Hsu.

During the nine months ended June 30, 2013 and June 30, 2012, the Company recognized $1,653 and $0, respectively, in related party revenue from Yi Lung Lin who is the President of the Company and Access Management Consulting and Marketing Pte Ltd (AMCM) where Yi Lung Lin is the Managing Director of AMCM.

During the twelve months ended September 30, 2012, we collected $279,705 of contribution receivable of capital from our customer TCEEC who is controlled by our former director Ken Wen Hsu.

During the year ended September 30, 2012, we received a total of $850,000 from TCEEC for 2,833,333 shares issued to them during the year then ended. TCEEC owed an additional $2,111,300 to us as of September 30, 2012 for 7,037,667 shares issued during the year then ended.

During the year ended September 30, 2012, we received a total of $9,000 from Access Equity Capital Management, a company controlled by Mr. Yi Lung Lin, in consideration of 30,000 shares issued to them.

On February 15, 2012 the Board approved the appointment of Access Management Consulting and Marketing Pte Ltd (“AMCM”) to provide bookkeeping services in replacement of Albeck Financial Services. Our President is also the Managing Director of AMCM.

On September 6, 2012, the Board approved a monthly salary of $5,000 to our President, Yi Lung Lin commencing September 1, 2012.

61

On September 21, 2012, the Board approved the engagement of Millar & Smith PLLC as the immigration lawyer to provide immigration legal service and to apply L-1 visa for our President, YI Lung Lin and L-2 visa for his wife, Wang Huei Ling.

On September 24, 2012, NATfresh Beverages has purchased US $500,000 worth of IPO GEEC shares from us. Mr. Yi Lung Lin is the President, CEO, CFO, Treasure, Secretary and Principal Accounting Officer of NATfresh Beverages Corp.

On February 27, 2013, the Promissory Note Agreement entered between us and TCEEC was cancelled since TCEEC could not honor its obligations.

During the nine months ended June 30, 2013 the Company paid $37,122 to Access Finance and Securities (NZ) Limited as offering costs.

On March 15, 2013, we filed a claim against TCEEC in the United States District Court, District of Nevada for breach of contract pursuant to Clause 13 of the Sole Distributorship Agreement. Total number of the shares at the time of default was 75,000,000. According to our most recent Form S-1/A filing with the United States Securities and Exchange Commission, filed on March 9, 2012, the last subscription agreement we signed was at a price of $0.25 per share. At this revised price per share, factoring in: (i) payments actually made, (ii) the fair market value of the remainder of the distribution agreement, and (iii) other costs, the claim is for $17,875,465.

On April 5, 2013, we applied to the Nevada Court for an Order (Injunction) to restrain TCEEC from transferring their shares.  The court has allowed for the injunction and set April 18, 2013 for hearing.

As of June 30, 2013, and as of September 30, 2012 there were amounts due to related parties of $70,173 and $74,467 respectively.

During the nine months ended June 30, 2013, we received a total of $155,000 from TCEEC, $270,368 from an existing shareholder and $200,000 from a related party, respectively for the subscription receivable.

During the nine months ended June 30, 2013, we generated $1,653 in revenue on sales to related parties.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of our total assets for the last fiscal year.

Director Independence

The OTC Bulletin Board on which our common shares are listed on does not have any director independence requirements.  We also do not have a definition of independence as our directors also hold positions executive officer positions with us.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regards to this definition.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Our board members are responsible for review, approval and ratification of “related-person transactions” between us and any related person.  Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Disclosure of Commission Position of Indemnification forSecurities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

62

Financial Statements

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of September 30, 2012 and 2011	F-2

Consolidated Statements of Operations for the years ended September 30, 2012 and 2011, and for the period from June 21, 2010 (Date of Inception) to September 30, 2012	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the period from June 21, 2010 (Date of Inception) to September 30, 2012	F-4

Consolidated Statements of Cash Flows for the years ended September 30, 2012 and 2011, and for the period from June 21, 2010 (Date of Inception) to September 30, 2012	F-5

Notes to Consolidated Financial Statements	F-6

63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Genufood Energy Enzymes Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Genufood Energy Enzymes Corp. (a development stage company) as of September 30, 2012 and 2011, and  the related statements of operations, changes in stockholders' deficit, and cash flows for the year and period then ended and for the period from inception (June 21, 2010) through September 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genufood Energy Enzymes Corp. as of September 30, 2012 and 2011, and the results of its operations, changes in stockholders' deficit and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a cumulative net loss from operations of $504,381 as of September 30, 2012 and expects to incur additional losses in the near future. These conditions raise substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 9, 2013

F-1

GENUFOOD ENERGY ENZYMES CORP
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	September 30, 2011
ASSETS
Current assets
Cash	$1,166,927	$543,764
Prepaid expenses	804	24,680
Tax receivable	10,764	-
Other receivable	142	-
Other receivable – related party	393	-
Inventory	93,742	2,681
Total current assets	1,272,772	571,125

Computer equipment and software, net of accumulated depreciation	5,476	2,386
Intangibles and other assets
Trademarks, net of accumulated amortization	28,524	25,821
Security deposit asset	34,721	-
Total intangibles and other assets	63,245	25,821

Total assets	$1,341,493	$599,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$16,180	$18,672
Accounts payable to related party	74,467	3,169
Accrued expenses	49,739	1,001
Customer deposit	-	60,600
Total current liabilities	140,386	83,442

Total liabilities	140,386	83,442

Stockholders' equity
Common Stock, $0.001 par, 500,000,000 shares authorized. 393,308,472 shares issued and outstanding at September 30, 2012 and 383,308,472 at September 30, 2011	393,308	383,308
Additional paid in capital	3,891,010	661,297
Subscription receivable	(2,111,300)	-
Deficit accumulated during development stage	(971,082)	(528,327)
Accumulated other comprehensive income	(829)	(388)
Total stockholders' equity	1,201,107	515,890

Total liabilities and stockholders' deficit	$1,341,493	$599,332

The accompanying notes are an integral part of these consolidated financial statements

F-2

GENUFOOD ENERGY ENZYMES CORP
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended September 30, 2012	Twelve Months Ended September 30, 2011	June 21, 2010 (Inception) through September 30, 2012
Revenue
Related party revenue	$ 60,993	$ 120,558	181,551
Total revenue	-

Cost of goods sold
Product costs	33,750	66,966	100,716
Label costs	9,418	2,589	12,007
Total cost of goods sold	43,168	69,555	112,723
Gross margin	17,825	51,003	68,828
Expenses
Sales commission expenses	28,117	24,112	52,229
Compensation to distributors	-	274,705	274,705
Product label design	8,818	4,290	13,108
Advertising & business promotion	29,041	4,331	33,372
Website design	15,962	10,950	26,912
Bank service charge	2,879	2,618	5,627
Computer and internet expenses	659	-	810
Filing fees	7,639	5,156	13,633
License and permits	1,410	633	4,988
Meals and entertainment	5,067	338	5,966
Office supplies	1,164	663	1,858
Rent expense	39,810	6,631	47,232
Transfer agent fees	3,793	6,023	19,816
Travel expense	30,919	17,344	48,263
Professional fees	240,858	189,397	438,755
Postage & shipping	354	439	793
Telephone expense	1,108	765	1,873
AGM & board meeting expenses	17,072	7,243	24,315
Depreciation expense	886	318	1,204
Amortization expense	2659	-	2,659
Payroll expenses	23,084	-	23,084
Medical expenses	215	-	215
Courses and seminars	72	-	72
Insurance expenses	180	-	180
Total operating expenses	461,766	555,956	1,041,669
Total operating loss	(443,941)	(504,953)	(972,841)
Other income
Interest income	1,140	572	1,713
Foreign Currency Exchange Gain/Loss	46	-	46
Net loss	(442,755)	(504,381)	(971,082)
Foreign currency translation adjustment	441	(388)	86
Comprehensive loss	(442,314)	(504,769)	(970,996)
Weighted average number of common shares outstanding-basic and diluted	387,862,762	292,075,595
Net loss per share-basic and diluted	(0.00)	(0.00)

The accompanying notes are an integral part of these consolidated financial statements

F-3

GENUFOOD ENERGY ENZYMES CORP
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common stock	Additional paid in capital		Subscription Receivable	Deficit accumulated during the development stage	Accumulated other comprehensive loss	Total
	Shares
Balance at June 21, 2010 (Inception)	-	$-	$-	$-	$-	$-	$-
Common stock issued for cash	308,472	308	46,692	-	-	-	47,000
Common stock issued to founders for cash	58,000,000	58,000	-	-	-	-	58,000
Capital contribution by shareholders	-	-	4,500	-	-	-	4,500
Common stock issued for offering costs	13,500,000	150,000	(150,000)	-	-	-	-
Cash paid for offering costs	-	-	(100,000)	-	-	-	(100,000)
Cash owed for offering costs ($200,000 paid in cash and $50,000 converted into shares in fiscal 2011)	-	-	(250,000)	-	-	-	(250,000)
Net loss	-	-	-	-	(23,946)	-	(23,946)
Balance at September 30, 2010	208,308,472	$208,308	$(448,808)	$-	$(23,946)	$-	$(264,446)
Common stock issued for cash-	125,000,000	125,000	875,000	-	-	-	1,000,000
Capital contribution by shareholders	-	-	5,400	-	-	-	5,400
Cash paid for offering costs	-	-	(45,000)	-	-	-	(45,000)
Convertible accounts payable owed to related party converted into common shares	3,500,000	50,000	-	-	-	-	50,000
Foreign currency translation adjustment	-	-	-	-	-	(388)	(388)
Stock compensation to distributors	-	-	274,705	-	-	-	274,705
Net loss	-	-	-	-	(504,381)	-	(504,381)
Balance at September 30, 2011	383,308,472	$383,308	$661,297	$-	$(528,327)	$(388)	$515,890
Common stock issued for cash-	10,000,000	10,000	2,990,000	(2,111,300)	-	-	888,700
Collection of contribution from shareholders	-	-	279,705	-	-	-	279,705
Cash owed for offering costs	-	-	(39,992)	-	-	-	(39,992)
Net loss	-	-	-	-	(442,755)	-	(442,755)
Foreign currency translation adjustment	-	-	-	-	-	(441)	(441)
Balance at September 30, 2012	393,308,472	$393,308	$3,891,010	$(2,111,300)	$(971,082)	$(829)	$1,201,107

The accompanying notes are an integral part of these consolidated financial statements

F-4

GENUFOOD ENERGY ENZYMES CORP (Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
	Twelve Months Ended September 30, 2012	Twelve Months Ended September 30, 2011	From June 21, 2010 (Inception) through September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(442,755)	$(504,381)	$(971,082)
Adjustments to reconcile net loss to net cash:
Depreciation	886	318	1,204
Amortization - trademarks	2,659	-	2,659
Stock compensation to distributors	-	274,705	274,705
Change in operating assets and liabilities:
Prepaid expenses	18,964	(18,242)	(5,716)
Inventory	(82,999)	(2,681)	(85,680)
Other receivables	(142)	-	(142)
Other receivables – Related Party	(393)	-	(393)
Other assets	(44,493)	-	(44,493)
Accounts payable	(2,492)	14,905	16,180
Accounts payable to related party	70,634	(331)	73,803
Accrued expenses	9,001	1,001	10,002
Customer deposits	(60,600)	60,600	-
Net cash used in operating activities	(531,730)	(174,106)	(728,953)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment & software	(4,039)	(2,704)	(6,743)
Cash paid for trademark registration	(5,362)	(25,821)	(31,183)
Net cash used in investing activities	(9,401)	(28,525)	(37,926)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares	888,700	1,000,000	1,935,700
Proceeds from sale of common shares to founders	-	-	58,000
Cash paid for offering costs	-	(245,000)	(345,000)
Capital contribution by shareholders	279,705	5,400	289,605
Advances to related party, net	-	(52,294)	-
Net cash provided by financing activities	1,168,405	708,106	1,938,305

Effect of exchange rate changes on cash and cash equivalents	(4,111)	(388)	(4,499)

NET INCREASE (DECREASE) IN CASH	623,163	505,087	1,166,927
CASH AT THE BEGINNING PERIOD	543,764	38,677	-
CASH AT THE END OF THE PERIOD	$1,166,927	$543,764	$1,166,927

Supplemental disclosure of cash flow information
Non-cash financing activities:
Cash owed for offering costs to related party	$39,992	$-	$289,992
Shares issued for offering costs	$-	$-	$150,000
Convertible accounts payable owed to related party – converted to shares	$-	$50,000	$50,000
Issuance of stock payable	$-	$600,000	$600,000
Subscription receivable	$2,111,300	$-	$2,111,300

The accompanying notes are an integral part of these consolidated financial statements

F-5

GENUFOOD ENERGY ENZYMES CORP

 (A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Operations

GenuFood Energy Enzymes Corp., USA (the “Company” or “GEEC”) was incorporated under the laws of the State of Nevada on June 21, 2010.  GEEC is a start-up company and its main focus is to promote market, distribute and export a range of enzyme products for human and animal consumption manufactured in the Unites States for the Asian and ASEAN markets.  The Company is the owner of the following trademarks, ProCellax and ProAnilax.  These trademarks and GEEC as a trademark have been filed with the United States Patent and Trademark Office and registered with China (PRC), Hong Kong, Macau, Taiwan and Singapore.  Similarly, these trademarks have been filed with the jurisdictions of Thailand, Malaysia, and Sri Lanka.

The Company’s objective is to commence marketing and distribution of American range of enzyme products for human and animal consumption to sole country distributors, wholesalers, dealers and retailers, as well as to the general public following the Company’s Multi-Level Marketing – Franchise Investor Dealer Related (MLM-FIDR) concept, to begin with, in Taiwan, and then to China, Hong Kong, Macau, Thailand, Malaysia, Singapore and Sri Lanka.

On May 24, 2011, GEEC Internet Sales (Private) Limited (“GEECIS”), a wholly owned subsidiary of GEEC, was established in the Democratic Socialist Republic of Sri Lanka.  GEECIS is established initially to be responsible for GEEC’s internet sales worldwide, but recently its role has been changed to that of a Sole Country Distributor.

 On February 13, 2012 the Company invested and incorporated a wholly owned subsidiary company, GEEC Enzymes (S) Pte Ltd (GESPL) in Singapore with a view to be the Sole Country Distributor for ProCellax and ProAnilax in Singapore. GESPL has started initial test marketing for the range of ProCellax enzymes products.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company is in its development stage with no significant revenues.  The Company’s initial operations include organization, capital formation, target markets identification and developing marketing plans.

The Company’s fiscal year end is September 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s audited consolidated financial statements included herein have been prepared in accordance with US GAAP and pursuant to the rules of the SEC.  The Company believes that the presentations and disclosures herein are adequate for a fair presentation.

Development Stage Activities

The accompanying consolidated financial statements have been prepared in accordance with ASC 915-10-05, Development Stage Entities.  A development - stage company is one in which planned principal operations have not commenced or, if its operations have commenced, but there have been no significant revenues.

Use of Estimates

The preparation of the audited consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

F-6

Revenue Recognition

Our revenues are generated from sales of enzyme products under our private label.

For sales of enzyme products under our private label – the Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and reduces it for the amount of estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the products have been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Foreign Currency Translation and Transactions

The reporting and functional currency of GEEC is the United States Dollar (“U.S. dollar”).  The functional currency of GEECIS, a wholly owned subsidiary of GEEC, is the Sri Lanka Rupee (“LKR”).  The functional currency of GESPL, a wholly owned subsidiary of GEEC, is the Singapore Dollar (“SGD”).

For financial reporting purposes, the financial statements of the Company’s Sri Lanka subsidiary, which are prepared using the LKR, are translated into the Company’s reporting currency, the U.S. dollar.  Assets and liabilities are translated using the exchange rate on the balance sheet date, which was 0.0077 as of September 30, 2012 and 0.0091 as of September 30, 2011, respectively.  Revenue and expenses are translated using average exchange rates prevailing during each reporting period.  The average exchange rate of 0.0081 and 0.0091 was used to translate revenues and expenses for the year ended September 30, 2012 and September 30, 2011, respectively.  Stockholders’ equity is translated at historical exchange rates.  Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

For financial reporting purposes, the financial statements of the Company’s Singapore subsidiary, which are prepared using the SGD, are translated into the Company’s reporting currency, the U.S. dollar.  Assets and liabilities are translated using the exchange rate on the balance sheet date, which was 0.8145 as of September 30, 2012.  Revenue and expenses are translated using average exchange rates prevailing during each reporting period.  The 0.7964 average exchange rate was used to translate revenues and expenses for the reporting period ended September 30, 2012.  Stockholders’ equity is translated at historical exchange rates.  Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the statements of operations.

No representation is made that the LKR or SGD amounts could have been, or could be converted into U.S. dollar at the above rates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents.  The Company places the majority of its cash and cash equivalents with financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.  As of September 30, 2012, the Company had $1,166,927 cash in banks, $598,228 and $485,270 of which with two financial institutions, which is $583,498 in excess of FDIC limit.  As of September 30, 2011, the Company had $543,764 cash in banks, $524,030 of which with one financial institution, which is $274,030 in excess of FDIC limit.  The Company mitigates this concentration of credit risk by monitoring the credit worthiness of financial institutions and its customers.

In October 2008, the Federal government temporarily increased the FDIC insured limits up to a maximum of $250,000 per depositor until January 1, 2014, after which time the insured limits will return to $100,000.

Cash and cash equivalents which are held in foreign banks were $83,429 and $2,905 as of September 30, 2012 and September 30, 2011, respectively.  For Singapore’s operation, the Company placed its cash and cash equivalents denominated in Singapore Dollars with financial institutions that are insured by the Singapore Deposit Insurance Corporation (“SDIC”) up to Singapore Dollar 50,000.  For Sri Lanka’s operation, the Company placed its cash and cash equivalents denominated in Sri Lanka Rupee with financial institutions that are insured by the Sri Lanka Deposit Insurance Scheme (“SLDIS”) up to Sri Lanka Rupee 200,000.  As of September 30, 2012 and 2011, $23,850 and $2,905 was insured, respectively.

Beneficial Conversion Features

From time to time, the Company may issue convertible debt that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features.  A beneficial conversion feature exists on the date a convertible liability is issued when the fair value of the underlying common stock to which the liability is convertible into is in excess of the face value of the liability.  In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a discount on the liability with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the term of the liability using the effective interest method.  In cases where the liability relates to amounts owed for direct offering costs of an equity offering, the discount is charged to additional paid in capital with amortization.

Inventories

The Company’s inventories include enzyme products, packaging and labeling materials.  Inventories are stated at the lower of cost or market value.  Cost is determined using weighted average cost method.  As of September 30, 2012 and September 30, 2011, the Company had inventory balances of $93,742 and $2,681, respectively, which was comprised solely of enzyme products, packaging and labeling materials.

Intangible Assets

The Company’s intangible assets consist primarily of trademarks, which are carried at amortized cost.  The company capitalizes filing and legal fees related to the trademark registration.  All trademarks have legal lives from 7 to 10 years and are amortized over their respective legal lives upon approval (see Note 5-Trademarks).

The Company reviews its intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets.  If these estimates change in the future, the Company may be required to record impairment charges for these assets.  As of September 30, 2012 and September 30, 2011, no impairment indicators were prevalent.

F-7

Security Deposit Asset

The security deposit is a refundable deposit, lodged with the Sampath Bank, for a facility to receive internet sales funds.  In the event this facility was not obtained and instructions have been given to the Bank to refund the deposit.  On April 17, 2012, the security deposit with Sampath Bank has been withdrawn and the fixed deposit account closed.

During the year ended September 30, 2012, the Company paid a refundable security deposit of $1,652 to a consulting company. During the year ended September 30, 2012, GESPL paid a refundable security deposit of $20,851 for the lease of office premises. GESPL paid a security deposit of $12,218 for goods and services tax registration.

Customer Deposit

The customer deposit represents money received by the Company in advance and will not be recognized as revenue until the products are shipped to customer.  On September 22, 2012, the Company shipped the products to customer.  As of September 30, 2012 and September 30, 2011, the Company recorded customer deposits of $0 and $60,600, respectively.

Property, Plant and Equipment

Property, plant and equipment (PP&E) are stated at cost less accumulated depreciation.  Gains or losses on disposals are recorded in the year of disposal.  The cost of improvements that extend the life of property, plant, and equipment are capitalized.  These capitalized costs may include structural improvements, equipment, and fixtures.  All ordinary repair and maintenance costs are expensed as incurred.

The Company’s PP&E as of September 30, 2012 and September 30, 2011 consisted of computer equipment and software with useful lives of five and three years, respectively.  Depreciation is computed using the straight line method over the estimated useful lives.

Fair Value of Financial Instruments

FASB ASC Topic 825 – Financial Instruments requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  The Company's financial instruments consist primarily of cash, prepaid expenses, customer deposit, accounts payable and some other current liabilities.  The Company believes that the carrying values of these financial instruments approximate their fair value due to the short-term nature of these items.

As defined in FASB ASC Topic No. 820 – 10 (formerly SFAS 157-Fair Value Measurements), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.  The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.  The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.  Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3:

Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity).

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company had no instruments re-measured to fair value on a recurring or non-recurring basis as of September 30, 2012 or September 30, 2011.

Net Earnings (Loss) Per Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted-average number of common shares outstanding during the period.  Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents.  In periods when losses are reported, which is the case for all periods presented in these consolidated financial statements, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.  For the twelve months ended September 30, 2012 and 2011, the company didn't have any potentially dilutive securities.

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation – Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

During the year ended September 30, 2011, the Company recorded $274,705 of stock-based compensation to a distributor and $0 of stock-based compensation to employees.  No stock based compensation was recorded during the year ended September 30, 2012.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes.  Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Based upon the level of losses and projections of the future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

F-8

Recently Issued and Newly Adopted Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented.  The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

 NOTE 3 – GOING CONCERN

The Company is a development stage company and has incurred a cumulative net loss since inception of $971,082.  As of September 30, 2012, the Company had a positive working capital of $1,132,386, which, however, might be insufficient to finance the Company's business plan for the next twelve months.  Due to the start-up nature, the Company expects to incur additional losses in the immediate future.  To date, the Company’s cash flow requirements have been primarily met through proceeds received from sales of common stock.  The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and attain profitable operations.

Management’s plan includes obtaining additional funds by increasing revenues and equity financing through the participation of its country sole distributors, wholesalers, dealers and retailers in the Multi-Level Marketing – Franchise Investor Dealer Related (MLM-FIDR) concept; however there is no assurance of additional funding being available.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (PP&E) as of September 30, 2012 and September 30, 2011 consisted solely of the computer equipment and software with useful life of 5 and 3 years, respectively.  Balances for the PP&E as of September 31, 2012 and September 30, 2011 were as follows:

	September 30, 2012	September 30, 2011
Computer equipment & software	$6,664	$2,704
Less: accumulated depreciation	(1,188)	(318)
Property, plant and equipment, net	$5,476	$2,386

Depreciation expense for the twelve months ended September 30, 2012 and 2011 was $886 and $318, respectively.

NOTE 5 – TRADEMARKS

The Company filed applications for trademarks on three of its products in their target markets: the United States, Singapore, Thailand, Hong Kong, Taiwan, Macau, Sri Lanka and Malaysia.  As of September 30, 2012, the registration for all three products was completed in the United States, China (PRC), Hong Kong, Taiwan, Macau and Singapore, and still pending in other target markets.  As of September 30, 2012 and September 30, 2011, the Company capitalized trademark costs of $31,183 and $25,821, respectively.  Accumulated amortization at September 30, 2012 and September 30, 2011 was $2,659 and $0, respectively.  During the twelve months ended September 30, 2012 and 2011, the Company recorded trademark amortization expense of $2,659 and $0.  All trademarks have legal lives from 7 to 10 years and are amortized over their respective legal lives upon approval.

F-9

NOTE 6 – COMMON STOCK

The total number of shares of capital stock, which the Company shall have authority to issue, is 500,000,000.  These shares consist of one class of 500,000,000 shares designated as common stock at $0.001 par value (“Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

Unless there are prior arrangements made and agreed by the Company in writing, no holder of shares of stock of any class shall be entitled as a matter of right to subscribe for, or purchase, or receive any part of any new or additional issue of shares of stock of any class, or of any securities convertible into shares of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of a dividend.

On July 6, 2010, 150,000,000 shares were issued to a consultant for services directly related to the S-1 registration and offering.  These shares were valued at $0.25 per share and recorded as a reduction to additional paid- in capital due to it being an offering cost of the future S-1 offering.  As a result of this transaction, additional paid in capital was reduced for the value of the shares equal to $37,500,000.  This reduction was offset by recording an increase to common stock according to the par value of the shares issued equal to $150,000, and increasing additional paid in capital by $37,350,000.  Due to the offsetting entries to additional paid in capital from the transaction, the net effect on equity was a reduction to additional paid in capital for $150,000 and an increase to the value of common stock for $150,000.  In addition to this share issuance, the Company issued an additional 50,000,000 shares to the consultant for offering costs.  The 50,000,000 additional shares were issued to convert the $50,000 payable owed to the consulting company (see Note 8).  Through March 31, 2012, the Company paid a total of $345,000 cash to this consultant for offering costs.  As of September 30, 2012 and September 30, 2011, nothing additional is owed to the consultant related to the S-1 registration and offering.

On July 6, 2010, the Company received stock subscriptions from investors at various prices;

1.

58,000,000 shares of Common Stock sold to twelve stockholders, at a purchase price of $0.001 per share for cash received  of $58,000,

2.

113,000 shares of Common Stock sold to eleven stockholders at a price of $0.10 for cash received  of $11,300,

3.

106,672 shares of Common Stock sold to sixteen stockholders at a price of $0.15 per share for cash received  of $16,000,

4.

50,000 shares of Common Stock sold to two stockholders at a price of $0.20 per share for cash received  of $10,000,

5.

18,800 shares of Common Stock sold to eight stockholders at a price of $0.25 per share for cash received of $9,700.

6.

20,000 shares were sold to directors for total consideration of $5,000 on August 9, 2010.

During 2011, pursuant to the terms of the Sole Distributorship Agreement dated October 11, 2010, the Company sold to Taiwan Cell Energy Enzymes Corporation (“TCEEC”) 125,000,000 shares of its common stock at price $0.008 per share for total proceeds of $1,000,000.  The value of the shares issued was evaluated and found to be worth more than the cash received at a total value of $1,274,705.  The difference of $274,705 represented compensation to the distributor.

The Company considered a third party valuation report to assist with valuing the underlying share issuances associated with the Sole Distributorship Agreement using the weighted discounted cash flow method and discounted market multiple method.  The following values represent assumptions and key inputs to this model:

1.

Risk adjusted discount rate – 18.77%

2.

Long-Term growth rate – 12.30%

3.

Discount for lack of marketability – 53.14%

The specific value ascribed to the long term growth rate was based on the expectation of the Company’s consistent long term growth within the current target markets and calculated based on guidance from the Company’s valuation expert regarding industry results for long term growth within the industry.  The growth rate used was based on the median historical growth rate of 535 companies selling within emerging markets with businesses related to the following: Food Processing, Retail (Distribution); and Retail (Specialty Lines).  Since the Company believes that there is high demand for its products, it had no reason to think that the Company’s long term growth rate would be below industry benchmarks.  Given the Company’s inception stage of operations and strong market demand for its product, the Company believes that the 12.3% growth rate is reasonable and comparable to similar companies within the field.

In December of 2011 the Company’s distributor Taiwan Cell Energy Enzymes Corporation (“TCEEC”) agreed to contribute $279,705 related to subsequent valuations of the shares originally purchased by the distributor for $1,000,000.  The Company collected the full $279,705 during the year ended September 30, 2012 inclusive of $5,000 paid to the valuer as professional fees.

During the year ended September 30, 2012 the Company sold 10,000,000 shares for $0.30 per share for total proceeds of $3,000,000.  Of this amount, $888,700 was collected during the year and the remaining $2,111,300 was held as a subscription receivable at September 30, 2012.  The remaining amount is due in April of 2013 from TCEEC per the related signed promissory note agreement between both parties.

As of September 30, 2012, $39,992 was accrued as an offering cost due to the cost being directly related to the funds raised during the year then ended.

F-10

NOTE 7 – RELATED PARTY TRANSACTIONS

On August 9, 2010, the Company sold 20,000 shares of common stock at $0.25 a share to its directors for total consideration of $5,000.

The CEO of the Company is the managing director of a consulting company, who provides consulting services for the Company.  In January 2011, the Company converted $50,000 owed to this consulting company into 50,000,000 shares of the Company’s common stock at the price of $0.001 per share.  The $50,000 was recorded as an offering cost when owed due to the cost being directly related to the stock offering.  The Company issued this consulting company an additional 150,000,000 shares valued at $150,000 also recorded as offering costs.  From inception through September 30, 2011, the Company issued the aforementioned 200,000,000 shares recorded at $200,000 and paid total cash of $345,000 for offering costs.  The Company also paid a total $100,000 for consulting services to this company during the year ended September 30, 2011 which was expensed as professional fees.

During the year ended September 30, 2011, the Company’s President, Chief Executive Officer, Chief Financial Officer, and director, Mr.  Yi Lung Lin paid some operating expenses on behalf of the Company.  The amounts due to him for these expenses were $1,250 and $3,169 as of September 30, 2012 and September 30, 2011, respectively.

During the twelve months ended September 30, 2012, the Company paid one of the directors of GEECIS $11,550 for IT consulting services.

During the twelve months ended September 30, 2012, the Company reimbursed one of the directors of GEECIS $8,076 for rent and utilities in Sri Lanka.

On September 21, 2010, the Company entered into a Sole Marketing Agent Agreement with Access Management Consulting and Marketing Pte.  Ltd. (“Access Management Consulting”) for the marketing of the Company’s range of enzyme products and to source, select and interview country sole distributors for the distribution of our range of enzyme products to the world at large.  The Company’s President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin, is also the President and Managing Director of Access Management Consulting.

On October 11, 2010, the Company entered into a Sole Distributorship Agreement (General Outlet-Human Consumption) with Taiwan Cell Energy Enzymes Corporation (“TCEEC”) for marketing and distribution of the Company’s enzyme products in the Republic of China (Taiwan).  Mr. Chen Wen Hsu, one of the Company’s directors, has voting and investment control over TCEEC.  As was provided for under the Sole Distributorship Agreement, during the year ended September 30, 2011, TCEEC had invested in the Company by subscribing to 125,000,000 shares of the Company’s common stock at a price of $0.008 per share, for total proceeds of $1 million.  The value of the shares issued was evaluated and found to be worth more than the cash received at a total value of $1,274,705.  The difference of $274,705 represented compensation to the distributor.

During the year ended September 30, 2012 and September 30, 2011, the Company recognized $60,993 and $120,558, respectively, in related party revenue from its customer TCEEC who is controlled by one of the Company’s directors Ken Wen Hsu.

During the twelve months ended September 30, 2012, the Company collected $279,705 of contribution receivable of capital from its customer TCEEC who is controlled by the Company director Ken Wen Hsu.

During the year ended September 30, 2012, the Company received a total of $850,000 from TCEEC for 2,833,333 shares issued to them during the year then ended.  TCEEC owed an additional $2,111,300 to the Company as of September 30, 2012 for 7,037,667 shares issued during the year then ended.

During the year ended September 30, 2012, the Company received a total of $9,000 from Access Equity Capital Management, a company controlled by Mr. Yi Lung Lin, in consideration of 30,000 shares issued to them.

On February 15, 2012 the Board approved the appointment of Access Management Consulting and Marketing Pte Ltd (AMCM) to provide bookkeeping services in replacement of Albeck Financial Services.  The Company’s President is also the Managing Director of AMCM.

On September 6, 2012, the Board approved a monthly salary of $5,000 to the Company’s President, Yi Lung Lin commencing September 1, 2012.

On September 21, 2012, the Board approved the engagement of Millar & Smith PLLC as the immigration lawyer to provide immigration legal service and to apply L-1 visa for the Company’s President, YI Lung Lin and L-2 visa for his wife, Wang Huei Ling.

As of September 30, 2012, and as of September 30, 2011 there were amounts due to related parties of $74,467 and $3,169 respectively.

As of September 30, 2012, $39,992 was accrued as an offering cost owed to the consulting company controlled by Mr. Yi Lung Lin.

NOTE 8 – INCOME TAXES

At September 30, 2012, the Company has available for federal income tax purposes a net operating loss carry forward from the year ended September 30, 2012, of approximately $693,392, that may be used to offset future taxable income.  The net operating loss carry forward expires beginning the year 2031.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized.  Based upon the change in ownership rules under section 382 of the Internal Revenue Code of 1986, if in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by that section, all of the Company’s net operating losses carry forwards may be significantly limited as to the amount of use in a particular years.

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  Based upon the level of losses and projections of the future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	September 30, 2012	September 31, 2011
Statutory federal income tax rate	(34.0%)	(34.0%)
Change in valuation allowance	34.0%	34.0%
Effective tax rate	0.0%	0.0%

The Company had deferred income tax assets as of September 30, 2012 and 2011 as follows:
	2012	2011
Deferred Tax assets:
Net operating loss carried forward	$242,687	$88,610

Less: Valuation allowance	(242,687)	(88,610)
Gross deferred tax asset	$-	$-

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1.  The Company recognized no increase in the liability for unrecognized tax benefits.  The company has no uncertain tax position at September 30, 2012 or 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  No such interest or penalties were recognized during the periods presented.  The Company had no accruals for interest and penalties at September 30, 2012 or 2011.  The Company’s utilization of any net operating loss carry forward may be unlikely due to its’ continuing losses.

As of September 30, 2012, the Company has tax receivable balance of $10,764.  The tax receivable is related to the goods and services tax (“GST”) refund claimable from Singapore by the Singapore operations in fiscal year 2012.  The Company recorded the amount as a current asset and offset such asset upon receiving refund from the tax authority without impacting revenues or expenses.

F-11

NOTE 9 - COMMITMENTS

On September 21, 2010, the Company reached an agreement with Specialty Enzymes and Biochemicals Co. (BSC Biochemicals), USA (“SEB”) for supplying various types of enzyme product to the Company under the Company’s private label.  SEB has been in operation since 1957 and is the largest enzyme manufacturer and enzymes provider in the US.

On October 11, 2010, the Company entered into a Sole Distributorship Agreement (General Outlet-Human Consumption) with Taiwan Cell Energy Enzymes Corporation (“TCEEC”) for marketing and distribution of the Company’s enzyme products in the Republic of China (Taiwan).  As provided for under the Sole Distributorship Agreement, TCEEC has committed to invest in the Company by subscribing to the Company’s common stock for a total of $1 million on or before June 10, 2011 in exchange for 125 million common shares of the Company.  As of December 31, 2011, all the shares under the agreement have been issued.  In connection with the investment, the Company paid Access Finance and Securities (NZ) Limited, a company owned by the Company’s President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin, a commission of 4.5% of the capital raised.

The Company leases a virtual office.  The original lease term was from July 14, 2010 through July 31, 2011, and was a subject to the annual renewal.  The lease was renewed for another year through July 14, 2012. During the year ended September 30, 2012, the Company leased a virtual office. The original lease term was from September 1, 2012 through October 31, 2013, and was subject to the annual renewal. During the year ended September 30, 2012, GESPL entered into a lease agreement for office premises. The lease term was from October 1, 2012 through March 31, 2013. GESPL has the option to renew the lease at the expiration of the lease.

Fiscal year end 9/30:
2013	$27,828
2014	$219
2015	$ -
2016	$ -
2017	$ -

NOTE 10 - SUBSEQUENT EVENTS

On December 19, 2012, the Company entered into a Service Agreement with Access Management Consulting and Marketing Pte Ltd, Singapore for human resource services.

On December 19, 2012, the Company entered into a Service Agreement with Access Management Consulting and Marketing Pte Ltd, Singapore for products development services.

F-12

Genufood Energy Enzymes Corp.
(A Development Stage Company)

June 30, 2013

F-13

GENUFOOD ENERGY ENZYMES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	September 30, 2012
	(Unaudited)
ASSETS
Current assets
Cash	$697,852	$1,166,927
Prepaid expenses	77,476	804
Tax receivable	1,240	10,764
Other receivable	32	142
Other receivables – related parties	3,782	393
Inventory	197,830	93,742
Total current assets	978,212	1,272,772

Computer equipment and software, net of accumulated depreciation	8,242	5,476
Intangibles and other assets
Trademarks, net of accumulated amortization	31,050	28,524
Security deposit asset	46,881	34,721
Total intangibles and other assets	77,931	63,245
Total assets	$1,064,385	$1,341,493

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$40,636	$16,180
Accounts payable to related party	70,173	74,467
Accrued expenses	19,489	49,739
Total current liabilities	130,298	140,386

Total liabilities	130,298	140,386

Stockholders' equity
Common Stock, $0.001 par, 500,000,000 shares authorized; 394,245,972 and 393,308,472 shares issued and outstanding at June 30, 2013 and at September 30, 2012, respectively	394,245	393,308
Additional paid in capital	3,846,931	3,891,010
Subscription receivable	(1,485,932)	(2,111,300)
Stock payable	-	-
Deficit accumulated during development stage	(1,799,847)	(971,082)
Accumulated other comprehensive loss	(21,310)	(829)
Total stockholders' equity	934,087	1,201,107

Total liabilities and stockholders' equity	$1,064,385	$1,341,493

The accompanying notes are an integral part of these consolidated financial statements

F-14

GENUFOOD ENERGY ENZYMES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended June 30, 2013	Three Months ended June 30, 2012	Nine Months Ended June 30, 2013	Nine Months Ended June 30, 2012	June 21, 2010 (Inception) through June 30, 2013
Revenue
Revenue	$107,686	$-	$119,987	-	119,987
Related party revenue	-	-	1,653	-	183,204
Total revenue	107,686	-	121,640	-	303,191

Cost of goods sold
Product costs	57,728	-	63,880	-	164,596
Label costs	-	-	-	-	12,007
Other costs	-	-	1,422	-	1,422
Total cost of goods sold	57,728	-	65,302	-	178,025
Gross margin	49,958	-	56,338	-	125,166
Expenses
Sales commission expenses	-	4,138	32,688	4,138	84,917
Compensation to distributors	-	-	-	-	274,705
Product label design	-	5,970	285	14,713	13,393
Advertising & business promotion	7,257	-	206,424	13	239,796
Website design	1,540	4,195	4,833	13,961	31,745
Bank service charge	632	910	4,219	2,186	9,846
Computer and internet expenses	1,033	175	8,297	175	9,107
Filing fees	1,874	2,259	5,004	6,071	18,637
License and permits	5	687	667	787	5,655
Meals and entertainment	2	-	12,812	78	18,778
Office supplies	936	359	1,880	744	3,738
Rent expense	19,032	11,694	42,021	18,166	89,253
Transfer agent fees	-	1,017	5,169	2,915	24,985
Travel expense	4,055	4,194	34,858	5,543	83,121
Professional fees	145,052	79,552	399,289	154,187	838,044
Postage & shipping	2,478	4	5,546	4	6,339
Telephone expense	2,906	111	4,446	112	6,319
AGM & board meeting expenses	-	-	-	17,083	24,315
Depreciation expense	1,095	177	2,660	553	3,864
Amortization expense	557	999	2,236	2,005	4,895
Payroll expenses	34,528	-	95,798	-	118,882
Subscription & registration fee	-	-	6,500	-	6,500
Staff refreshment & recreation	1	-	854	-	854
Logistics & storage expenses	1,561	-	5,976	-	5,976
Repair and maintenance	337	-	2,761	-	2,761
Forum and conference expenses	-	-	7,000	-	7,000
Medical expenses	29	-	29	-	244
Printing and Reproduction	625	-	625		625
Courses and seminars	-	-	-	-	72
Insurance expenses	-	-	-	-	180
Miscellaneous expenses	21	-	21	-	21
Total operating expenses	225,556	116,441	892,898	243,434	1,934,567
Total operating loss	(175,598)	(116,441)	(836,560)	(243,434)	(1,809,401)

Other income
Interest income	249	335	1,011	910	2,724
Miscellaneous income	2,628	-	2,398	-	2,398
Foreign Currency Exchange Gain/(Loss)	5	(2)	4,386	47	4,432
Net loss	(172,716)	(116,108)	(828,765)	(242,477)	(1,799,847)
Foreign currency translation adjustment	(9,512)	6,553	(20,481)	3,810	(20,395)
Total Comprehensive loss	(182,228)	(109,555)	(849,246)	(238,667)	$(1,820,242)
Weighted average number of common shares outstanding-basic and diluted	393,658,747	386,736,274	393,425,230	384,446,903
Net loss per share-basic and diluted	$(0.00)	(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements

F-15

Genufood Energy Enzymes Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

		Nine months ended June 30, 2013	Nine months ended June 30, 2012	June 21, 2010 (Inception) through June 30, 2013
Operating activities
Net loss		$(828,765)	$(242,477)	$(1,799,847)
Adjustment to reconcile net loss to net cash
used by operating activities:
Depreciation		2,660	553	3,864
Amortization – trademarks		2,236	2,005	4,895
Compensation to distributor		-	-	274,705
Change in operating assets and liabilities:
Prepaid expenses		(78,708)	(24,520)	(84,424)
Other Assets		(13,580)	(10,877)	(58,073)
Inventory		(104,088)	-	(189,768)
Tax receivable		9,415	-	9,415
Other receivable		(32)	-	(174)
Other receivable - RP		(3,742)	-	(4,135)
Accounts payable		24,456	(14,567)	40,636
Accounts payable to related party		(10,314)	(668)	63,489
Accrued expenses		(30,250)	1,826	(20,248)
Net cash used in Operating activities		(1,030,712)	(288,725)	(1,759,665)

Investing
Purchase of computer equipment & software		(6,616)	(1,785)	(13,359)
Proceeds from sale of fixed assets		1,000	-	1,000
Cash paid for trademark registration		(4,762)	(5,362)	(35,945)
Net cash provided by Investing activities		(10,378)	(7,147)	(48,304)

Financing activities
Proceeds from sale of common shares		625,368	38,700	2,561,068
Proceeds from sale of common shares to founder		-	-	58,000
Cash paid for offering costs		(37,122)	-	(382,122)
Capital contribution by shareholders		-	279,705	289,605
Net cash provided by Financing activities		588,246	318,405	2,526,551

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		(16,231)	(3,920)	(20,730)
Net increase (decrease ) in cash		(469,075)	18,613	697,852
Cash at beginning period		1,166,927	543,764	-
Cash at end of period		697,852	562,377	97,852
Cash paid for interest		-	-	-
Cash paid for taxes		-	-	-

Supplemental disclosure of cash flow information Non-cash financing activities:
Cash owed for offering costs to related party		$6,020		296,012
Shares issued for offering costs		$937		150,937
Convertible accounts payable owed to related party	$			-
Converted to shares	$			50,000
Issuance of stock payable	$			600,000
Subscription/Contribution receivable	$		1,005,000	2,111,300

The accompanying notes are an integral part of these consolidated financial statements

F-16

GENUFOOD ENERGY ENZYMES CORP.

 (A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

NOTE 1- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Operations

Genufood Energy Enzymes Corp., USA (the “Company” or “GEEC”) was incorporated under the laws of the State of Nevada on June 21, 2010. GEEC is a start-up company and its main focus is to promote market, distribute and export a range of enzyme products for human and animal consumption manufactured in the Unites States for the Asian and ASEAN markets. The Company is the owner of the following trademarks, ProCellax and ProAnilax.  These trademarks and GEEC as a trademark have been filed with the United States Patent and Trademark Office and registered with China (PRC), Hong Kong, Macau, Taiwan and Singapore. Similarly, these trademarks have been filed with the jurisdictions of Thailand, Malaysia, and Sri Lanka.

The Company’s objective is to commence marketing and distribution of American range of enzyme products for human and animal consumption to sole country distributors, wholesalers, dealers and retailers, as well as to the general public following the Company’s Multi-Level Marketing – Franchise Investor Dealer Related (MLM-FIDR) concept, to begin with, in Taiwan, and then to China, Hong Kong, Macau, Thailand, Malaysia, Singapore and Sri Lanka.

On May 24, 2011, GEEC Internet Sales (Private) Limited (“GEECIS”), a wholly owned subsidiary of GEEC, was established in the Democratic Socialist Republic of Sri Lanka. GEECIS was established initially to be responsible for GEEC’s internet sales worldwide, but recently its role has been changed to that of a Sole Country Distributor.

 On February 13, 2012 the Company invested and incorporated a wholly owned subsidiary company, GEEC Enzymes (S) Pte Ltd (GESPL) in Singapore with a view to be the Sole Country Distributor for ProCellax and ProAnilax in Singapore. GESPL has started initial test marketing for the range of ProCellax enzymes products.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company is in its development stage with no significant revenues. The Company’s initial operations include organization, capital formation, target markets identification and developing marketing plans.

The Company’s fiscal year end is September 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited consolidated financial statements included herein have been prepared in accordance with US GAAP and pursuant to the rules of the SEC. The Company believes that the presentations and disclosures herein are adequate for a fair presentation. The unaudited consolidated financial statements reflect all adjustments necessary for a fair presentation of the interim periods presented. These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements included in its Form 10-K filed with the United States Securities and Exchange Commission on January 14, 2013. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

Development Stage Activities

The accompanying consolidated financial statements have been prepared in accordance with ASC 915-10-05, Development Stage Entities. A development - stage company is one in which planned principal operations have not commenced or, if its operations have commenced, but there have been no significant revenues.

F-17

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Our revenues are generated from sales of enzyme products under our private label.

For sales of enzyme products under our private label – the Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and reduces it for the amount of estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the products have been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Foreign Currency Translation and Transactions

The reporting and functional currency of GEEC is the United States Dollar (“U.S. dollar”). The functional currency of GEECIS, a wholly owned subsidiary of GEEC, is the Sri Lanka Rupee (“LKR”). The functional currency of GESPL, a wholly owned subsidiary of GEEC, is the Singapore Dollar (“SGD”).

For financial reporting purposes, the financial statements of the Company’s Sri Lanka subsidiary, which are prepared using the LKR, are translated into the Company’s reporting currency, the U.S. dollar. Assets and liabilities are translated using the exchange rate on the balance sheet date, which was 0.0076 as of June 30, 2013 and 0.0077 as of September 30, 2012, respectively. Revenue and expenses are translated using average exchange rates prevailing during each reporting period.  The average exchange rate of 0.0079 and 0.0075 was used to translate revenues and expenses for the periods ended June 30, 2013 and June 30, 2012, respectively. Stockholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

For financial reporting purposes, the financial statements of the Company’s Singapore subsidiary, which are prepared using the SGD, are translated into the Company’s reporting currency, the U.S. dollar. Assets and liabilities are translated using the exchange rate on the balance sheet date, which was 0.7881 as of June 30, 2013 and 0.8145 as of September 30, 2012. Revenue and expenses are translated using average exchange rates prevailing during each reporting period. The 0.8007 average exchange rate was used to translate revenues and expenses for the reporting period ended June 30, 2013. Stockholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the statements of operations.

No representation is made that the LKR or SGD amounts could have been, or could be converted into U.S. dollar at the above rates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents.  The Company places the majority of its cash and cash equivalents with financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.  As of June 30, 2013, the Company had $697,732 cash in banks, $364,697              of which with one financial institution, which is $114,697 in excess of FDIC limit. As of September 30, 2012, the Company had $1,166,927 cash in banks, $598,228 and $485,270 of which were with two financial institutions, which is $583,498 in excess of FDIC limit.  The Company mitigates this concentration of credit risk by monitoring the credit worthiness of financial institutions and its customers.

In October 2008, the Federal government temporarily increased the FDIC insured limits up to a maximum of $250,000 per depositor until January 1, 2014, after which time the insured limits will return to $100,000.

Cash and cash equivalents which are held in foreign banks were $114,471 and $83,429 as of June 30, 2013 and September 30, 2012, respectively. For Singapore’s operation, the Company placed its cash and cash equivalents denominated in Singapore Dollars with financial institutions that are insured by the Singapore Deposit Insurance Corporation (“SDIC”) up to Singapore Dollar 50,000. As of June 30, 2013 and September 30, 2012, $38,162 and $2,566 was insured, respectively. For Sri Lanka’s operation, the Company placed its cash and cash equivalents denominated in Sri Lanka Rupee with financial institutions that are insured by the Sri Lanka Deposit Insurance Scheme (“SLDIS”) up to Sri Lanka Rupee 200,000. As of June 30, 2013 and September 30, 2012, $1,520 and $1,540 was insured, respectively.

F-18

Beneficial Conversion Features

From time to time, the Company may issue convertible debt that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible liability is issued when the fair value of the underlying common stock to which the liability is convertible into is in excess of the face value of the liability. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a discount on the liability with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the term of the liability using the effective interest method. In cases where the liability relates to amounts owed for direct offering costs of an equity offering, the discount is charged to additional paid in capital with amortization.

Inventories

The Company’s inventories include enzyme products, packaging and labeling materials. Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. As of June 30, 2013 and September 30, 2012, the Company had inventory balances of $197,830 and $93,742, respectively, which was comprised solely of enzyme products, packaging and labeling materials.

Intangible Assets

The Company’s intangible assets consist primarily of trademarks, which are carried at amortized cost.  The company capitalizes filing and legal fees related to the trademark registration. All trademarks have legal lives from 7 to 10 years and are amortized over their respective legal lives upon approval (see Note 5-Trademarks).

The Company reviews its intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets.  If these estimates change in the future, the Company may be required to record impairment charges for these assets. As of June 30, 2013, no impairment indicators were prevalent.

Security Deposit Asset

The security deposit is a refundable deposit, lodged with the Sampath Bank, for a facility to receive internet sales funds.  In the event this facility was not obtained and instructions have been given to the Bank to refund the deposit. As of June 30, 2013, GESPL had a balance of $30,491 for refundable security deposit for the lease of retail store and $2,364 for refundable fitting out deposit for the retail store. As of June 30, 2013, GESPL had a balance of $11,822 for refundable security deposit for goods and services tax registration. During the nine months ended June 30, 2013, GESPL paid a deposit of $552 for rent of credit card terminals. As of June 30, 2013, the Company had a balance of $1,652 for a refundable security deposit to a consulting company.

Property, Plant and Equipment

Property, plant and equipment (PP&E) are stated at cost less accumulated depreciation. Gains or losses on disposals are recorded in the year of disposal. The cost of improvements that extend the life of property, plant, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

The Company’s PP&E as of June 30, 2013 and September 30, 2012 consisted of computer equipment and software with useful lives of five and three years, respectively. Depreciation is computed using the straight line method over the estimated useful lives.

Fair Value of Financial Instruments

FASB ASC Topic 825 – Financial Instruments requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash, prepaid expenses, customer deposit, accounts payable and some other current liabilities. The Company believes that the carrying values of these financial instruments approximate their fair value due to the short-term nature of these items.

As defined in FASB ASC Topic No. 820 – 10 (formerly SFAS 157-Fair Value Measurements), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3:

Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity).

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company had no instruments re-measured to fair value on a recurring or non-recurring basis as of June 30, 2013 or September 30, 2012.

F-19

Net Earnings (Loss) Per Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for all periods presented in these consolidated financial statements, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the nine months ended June 30, 2013 and 2012, the company didn't have any potentially dilutive securities.

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation – Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services. Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

No stock based compensation was recorded during the nine months ended June 30, 2013 or June 30, 2012.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Based upon the level of losses and projections of the future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

As of June 30, 2013, the Company has a tax receivable balance of $1,240. The tax receivable is related to the goods and services tax (“GST”) refund claimable from Singapore by the Singapore operations for the three months ended June 30, 2013. The Company recorded the amount as a current asset and offset such asset upon receiving refund from the tax authority without impacting revenues or expenses.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Recent Accounting Pronouncements

New accounting pronouncements are issued by FASB that are adopted by the Company as of the specified date. There have been no developments to recently issued accounting standards, including expected dates of adoption and estimated effects on our financial statements from those disclosed in our previous quarterly report for the period ended March 31, 2013.

NOTE 3 – GOING CONCERN

The Company is a development stage company and has incurred a cumulative net loss since inception of $1,799,847. As of June 30, 2013, the Company had a positive working capital of $847,914, which, however, might be insufficient to finance the Company's business plan for the next twelve months. Due to the start-up nature, the Company expects to incur additional losses in the immediate future. To date, the Company’s cash flow requirements have been primarily met through proceeds received from sales of common stock. The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and attain profitable operations.

Management’s plan includes obtaining additional funds by increasing revenues and equity financing through the participation of its country sole distributors, wholesalers, dealers and retailers in the Multi-Level Marketing – Franchise Investor Dealer Related (MLM-FIDR) concept; however there is no assurance of additional funding being available. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (PP&E) as of June 30, 2013 and September 30, 2012 consisted solely of the computer equipment and software with useful life of 5 and 3 years, respectively. Balances for the PP&E as of June 30, 2013 and September 30, 2012 were as follows:

	June 30, 2013	September 30, 2012
Computer equipment & software	$12,032	$6,664
Less: accumulated depreciation	(3,790)	(1,188)
Property, plant and equipment, net	$8,242	$5,476

Depreciation expense for the nine months ended June 30, 2013 and 2012 was $2,660 and $553, respectively.

F-20

NOTE 5 – TRADEMARKS

The Company filed applications for trademarks on three of its products in their target markets: the United States, Singapore, Thailand, Hong Kong, Taiwan, Macau, Sri Lanka and Malaysia. As of December 31, 2012, the registration for all three products was completed in the United States, China (PRC), Hong Kong, Taiwan, Macau and Singapore, and still pending in other target markets. As of June 30, 2013 and September 30, 2012, the Company capitalized trademark costs of $35,945 and $31,183, respectively. Accumulated amortization at June 30, 2013 and September 30, 2012 was $4,895 and $2,659, respectively. During the nine months ended June 30, 2013 and 2012, the Company recorded trademark amortization expense of $2,236 and $2,005. All trademarks have legal lives from 7 to 10 years and are amortized over their respective legal lives upon approval.

NOTE 6 – COMMON STOCK

The total number of shares of capital stock, which the Company shall have authority to issue, is 500,000,000.  These shares consist of one class of 500,000,000 shares designated as common stock at $0.001 par value (“Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

Unless there are prior arrangements made and agreed by the Company in writing, no holder of shares of stock of any class shall be entitled as a matter of right to subscribe for, or purchase, or receive any part of any new or additional issue of shares of stock of any class, or of any securities convertible into shares of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of a dividend.

On July 6, 2010, 150,000,000 shares were issued to a consultant for services directly related to the S-1 registration and offering. These shares were valued at $0.25 per share and recorded as a reduction to additional paid- in capital due to it being an offering cost of the future S-1 offering. As a result of this transaction, additional paid in capital was reduced for the value of the shares equal to $37,500,000. This reduction was offset by recording an increase to common stock according to the par value of the shares issued equal to $150,000, and increasing additional paid in capital by $37,350,000. Due to the offsetting entries to additional paid in capital from the transaction, the net effect on equity was a reduction to additional paid in capital for $150,000 and an increase to the value of common stock for $150,000. In addition to this share issuance, the Company issued an additional 50,000,000 shares to the consultant for offering costs. The 50,000,000 additional shares were issued to convert the $50,000 payable owed to the consulting company (see Note 8).  Through June 30, 2013, the Company paid a total of $345,000 cash to this consultant for offering costs. As of June 30, 2013 nothing additional is owed to the consultant related to the S-1 registration and offering.

On July 6, 2010, the Company received stock subscriptions from investors at various prices;

1.

58,000,000 shares of Common Stock sold to twelve stockholders, at a purchase price of $0.001 per share for cash received  of $58,000,

2.

113,000 shares of Common Stock sold to eleven stockholders at a price of $0.10 for cash received  of $11,300,

3.

106,672 shares of Common Stock sold to sixteen stockholders at a price of $0.15 per share for cash received  of $16,000,

4.

50,000 shares of Common Stock sold to two stockholders at a price of $0.20 per share for cash received  of $10,000,

5.

18,800 shares of Common Stock sold to eight stockholders at a price of $0.25 per share for cash received of $9,700.

6.

20,000 shares were sold to directors for total consideration of $5,000 on August 9, 2010.

During 2011, pursuant to the terms of the Sole Distributorship Agreement dated October 11, 2010, the Company sold to Taiwan Cell Energy Enzymes Corporation (“TCEEC”) 125,000,000 shares of its common stock at price $0.008 per share for total proceeds of $1,000,000. The value of the shares issued was evaluated and found to be worth more than the cash received at a total value of $1,274,705. The difference of $274,705 represented compensation to the distributor.

The Company considered a third party valuation report to assist with valuing the underlying share issuances associated with the Sole Distributorship Agreement using the weighted discounted cash flow method and discounted market multiple method. The following values represent assumptions and key inputs to this model:

1.

Risk adjusted discount rate – 18.77%

2.

Long-Term growth rate – 12.30%

3.

Discount for lack of marketability – 53.14%

The specific value ascribed to the long term growth rate was based on the expectation of the Company’s consistent long term growth within the current target markets and calculated based on guidance from the Company’s valuation expert regarding industry results for long term growth within the industry. The growth rate used was based on the median historical growth rate of 535 companies selling within emerging markets with businesses related to the following: Food Processing, Retail (Distribution); and Retail (Specialty Lines).  Since the Company believes that there is high demand for its products, it had no reason to think that the Company’s long term growth rate would be below industry benchmarks. Given the Company’s inception stage of operations and strong market demand for its product, the Company believes that the 12.3% growth rate is reasonable and comparable to similar companies within the field.

In December of 2011 the Company’s distributor Taiwan Cell Energy Enzymes Corporation (“TCEEC”) agreed to contribute $279,705 related to subsequent valuations of the shares originally purchased by the distributor for $1,000,000. The Company collected the full $279,705 during the year ended September 30, 2012 inclusive of $5,000 paid to the valuer as professional fees.

During the year ended September 30, 2012 the Company sold 10,000,000 shares for $0.30 per share for total proceeds of $3,000,000. Of this amount, $491,589 was collected during the nine months ended March 31, 2013 and the remaining $1,819,711 was held as a subscription receivable at March 31, 2013. The remaining amount is due in April of 2013 from TCEEC per the related signed promissory note agreement between both parties. On February 27, 2013, the Promissory Note cancelled since TCEEC could not honor. The subscription receivable balance of $1,819,711 was transferred to an existing shareholder and a related party. During the period ended June 30, 2013, $333,779 were collected, therefore the balance of subscription receivable as of June 30, 2013 was $1,485,932.

During the period ended March 31, 2013 the Company signed a Term Sheet with Kodiak Capital Group in respect of a future potential investment of US$3,000,000 to be received in draws by the Company with shares to be granted at a discount to trading prices. The final terms of the agreement were not executed as of March 31, 2013, however with execution of the term sheet the Company was required to pay $15,000 in cash and issue shares worth $150,000. These amounts were recorded as offering costs based on the future prospective offering and accrued for within accounts payable and stock payable as of March 31, 2013. These shares have been issued in May 2013, therefore the balance of stock payable as of June 30, 2013 was zero.

The Company received $625,368 from previously subscribed shares during the nine months ended June 30, 2013.

As of June 30, 2013, $6,020 was accrued and $22,122 was paid as offering costs due to the cost being directly related to the funds raised during the nine months ended June 30, 2013.

F-21

NOTE 7 – RELATED PARTY TRANSACTIONS

On August 9, 2010, the Company sold 20,000 shares of common stock at $0.25 a share to its directors for total consideration of $5,000.

The CEO of the Company is the managing director of a consulting company, who provides consulting services for the Company.  In January 2011, the Company converted $50,000 owed to this consulting company into 50,000,000 shares of the Company’s common stock at the price of $0.001 per share. The $50,000 was recorded as an offering cost when owed due to the cost being directly related to the stock offering. The Company issued this consulting company an additional 150,000,000 shares valued at $150,000 also recorded as offering costs. From inception through September 30, 2011, the Company issued the aforementioned 200,000,000 shares recorded at $200,000 and paid total cash of $345,000 for offering costs. The Company also paid a total $100,000 for consulting services to this company during the year ended September 30, 2011 which was expensed as professional fees.

During the year ended September 30, 2011, the Company’s President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin paid some operating expenses on behalf of the Company.  The amounts due to him for these expenses were $1,250 and $0 as of June 30, 2013 and September 30, 2012, respectively.

During the twelve months ended September 30, 2012, the Company paid one of the directors of GEECIS $11,550 for IT consulting services.

During the twelve months ended September 30, 2012, the Company reimbursed one of the directors of GEECIS $8,076 for rent and utilities in Sri Lanka.

On September 21, 2010, the Company entered into a Sole Marketing Agent Agreement with Access Management Consulting and Marketing Pte. Ltd. (“Access Management Consulting”) for the marketing of the Company’s range of enzyme products and to source, select and interview country sole distributors for the distribution of our range of enzyme products to the world at large. The Company’s President, Chief Executive Officer, Chief Financial Officer, and director, Mr. Yi Lung Lin, is also the President and Managing Director of Access Management Consulting.

On October 11, 2010, the Company entered into a Sole Distributorship Agreement (General Outlet-Human Consumption) with Taiwan Cell Energy Enzymes Corporation (“TCEEC”) for marketing and distribution of the Company’s enzyme products in the Republic of China (Taiwan). Mr. Chen Wen Hsu, one of the Company’s directors, has voting and investment control over TCEEC. As was provided for under the Sole Distributorship Agreement, during the year ended September 30, 2011, TCEEC had invested in the Company by subscribing to 125,000,000 shares of the Company’s common stock at a price of $0.008 per share, for total proceeds of $1 million. The value of the shares issued was evaluated and found to be worth more than the cash received at a total value of $1,274,705. The difference of $274,705 represented compensation to the distributor.

During the year ended September 30, 2012 and September 30, 2011, the Company recognized $60,993 and $120,558, respectively, in related party revenue from its customer TCEEC who is controlled by one of the Company’s directors Ken Wen Hsu.

During the nine months ended June 30, 2013 and June 30, 2012, the Company recognized $1,653 and $0, respectively, in related party revenue from Yi Lung Lin who is the President of the Company and Access Management Consulting and Marketing Pte Ltd (AMCM) where Yi Lung Lin is the Managing Director of AMCM.

During the twelve months ended September 30, 2012, the Company collected $279,705 of contribution receivable of capital from its customer TCEEC who is controlled by the Company director Ken Wen Hsu.

During the year ended September 30, 2012, the Company received a total of $850,000 from TCEEC for 2,833,333 shares issued to them during the year then ended. TCEEC owed an additional $2,111,300 to the Company as of September 30, 2012 for 7,037,667 shares issued during the year then ended.

During the year ended September 30, 2012, the Company received a total of $9,000 from Access Equity Capital Management (“AECM”), a company controlled by Mr. Yi Lung Lin, in consideration of 30,000 shares issued to them.

On February 15, 2012 the Board approved the appointment of Access Management Consulting and Marketing Pte Ltd (AMCM) to provide bookkeeping services in replacement of Albeck Financial Services. The Company’s President is also the Managing Director of AMCM.

On September 6, 2012, the Board approved a monthly salary of $5,000 to the Company’s President, Yi Lung Lin commencing September 1, 2012.

On September 21, 2012, the Board approved the engagement of Millar & Smith PLLC as the immigration lawyer to provide immigration legal service and to apply L-1 visa for the Company’s President, YI Lung Lin and L-2 visa for his wife, Wang Huei Ling.

On September 24, 2012, NATfresh Beverages has purchased USD$500,000 worth of IPO GEEC shares from the Company. Mr. Yi Lung Lin is the President, CEO, CFO, Treasure, Secretary and Principal Accounting Officer of NATfresh Beverages Corp.

On February 27, 2013, the Promissory Note Agreement entered between the Company and TCEEC was cancelled since TCEEC could not honor. Shares issued in relation to the subscription receivable were cancelled and reissued to AECM and an existing shareholder, both of which have signed a Promissory Note Agreement with the Company respectively to assure the obligation.

During the nine months ended June 30, 2013 the Company paid $37,122 to Access Finance and Securities (NZ) Limited as offering costs.

On March 15, 2013, the Company filed a claim against TCEEC in the United States District Court, District of Nevada for breach of contract pursuant to Clause 13 of the Sole Distributorship Agreement. Total number of the shares at the time of default was 75,000,000. According to the Company’s most recent Form S-1/A filing with the United States Securities and Exchange Commission, filed on March 9, 2012, the last subscription agreement the Company signed was at a price of $0.25 per share. At this revised price per share, factoring in: (i) payments actually made, (ii) the fair market value of the remainder of the distribution agreement, and (iii) other costs, the claim is for $17,875,465.

On April 5, 2013, the Company applied to the Nevada Court for an Order (Injunction) to restrain TCEEC from transferring their shares. The court has allowed for the injunction and set April 18, 2013 for hearing.

As of June 30, 2013, and as of September 30, 2012 there were amounts due to related parties of $70,173 and $74,467 respectively.

During the nine months ended June 30, 2013, the Company received a total of $155,000 from TCEEC, $270,368 from an existing shareholder and $200,000 from a related party, respectively for the subscription receivable.

F-22

NOTE 8 – COMMITMENTS AND CONTINGENCIES

On September 21, 2010, the Company reached an agreement with Specialty Enzymes and Biochemicals Co. (BSC Biochemicals), USA (“SEB”) for supplying various types of enzyme product to the Company under the Company’s private label.  SEB has been in operation since 1957 and is the largest enzyme manufacturer and enzymes provider in the US.

During the year ended September 30, 2012, the Company leased a virtual office. The original lease term was from September 1, 2012 through September 30, 2013, and was subject to the annual renewal. On February 23, 2013, the Company entered into a virtual office agreement in Los Angeles. The Agreement is on a month to month basis. One month’s written notification is required by either party to terminate this Agreement. During the year ended September 30, 2012, GESPL entered into a lease agreement for office premises. The lease term was from October 1, 2012 through March 31, 2013. GESPL has the option to renew the lease at the expiration of the lease. During the period ended June 30, 2013 GESPL entered into a memorandum of understanding with a related party for sharing of office premises for three years and a lease agreement with Harmony Convention Holding Pte Ltd for provision of retail shop premises for three years.

                                                                     Fiscal year end 9/30:

2013	$73,218
2014	$181,560
2015	$181,560
2016	$76,370
2017	$ -

On March 14, 2013 the Company has instructed their Attorney, Atkinson Law Associates P.C. to file a Complaint with the United States District Court, District of Nevada for a civil claim against Taiwan Cell Energy Enzymes Corporation in respect of a breach of contract arising from the Sole Distributorship Agreement (General Outlet – Human Consumption) and Private Placement dated October 11, 2010.  Case 2:13-cv-00435.

NOTE 9 - SUBSEQUENT EVENTS

On July 3, 2013, the Company received $85,932.60 being the first payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On July 5, 2013, the Company received $100,000 being the second payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On July 8, 2013, the Company received $100,000 being the third payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On July 8, 2013, the Company notified Taiwan Cell Energy Enzyme Corp (TCEEC) that the Sole Distributorship Agreement (General Outlet-Human Consumption) and Private Placement dated October 11, 2010 has been terminated.

On July 9, 2013, the Company received $100,000 being the fourth payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On July 10, 2013, the Company received $100,000 being the fifth payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On July 11, 2013, the Company signed the Investment Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC in respect of their investment of US$ 3 million in the common shares of the Company.

On July 14, 2013, the Company’s Singapore subsidiary, Genufood Enzymes (S) Pte Ltd opened the first retail chain store at Suntec City Mall, Singapore.

On July 24, 2013, the Company’s Singapore subsidiary, Genufood Enzymes (S) Pte Ltd signed an agreement with Standard Charted Bank, Singapore for the participation in the ‘Standard Chartered Bank Lifestyle Programme’. This Programme is for a year expiring July 31, 2014 whereby credit cardholders of Standard Chartered Bank, Singapore will be entitled to a 20% discount on Procellax range of enzyme products purchased and an additional 10% if their cardholders are also GEEC Enzyme Club Members.

On July 26, 2013, the Company filed the second Registration Statement (Form S-1) with the SEC in respect of the investment by Kodiak Capital Group, LLC for the subscription of US$3 million of the common shares of the Company.

On August 8, 2013, the SEC declared the second Registration Statement (form S-1) effective in respect of the purchase of the common shares of the Company of US$3 million by Kodiak Capital Group, LLC.

On August 8, 2013, the name of the Company’s wholly owned subsidiary in Sri Lanka, GEEC Internet Sales (Private) Limited was changed to Genufood Enzymes Lanka (Private) Limited.

On September 26, 2013, the Company received $500,000 being the sixth and final payment of the Promissory Note of $985,932.60 from Access Equity Capital Management Corp in respect of their subscription for the 3,286,442 registered shares (Form S-1).

On October 3, 2013, the Company entered into an Equity Purchase Agreement (“EPA”) Term Sheet with Southridge Partners II LP (“Southridge”) whereby Southridge is committed to purchase up to US$20,000,000 worth of common shares of GEEC within a period of two years.

On October 17, 2013, the Company signed the Equity Purchase Agreement, and Registration Rights Agreement including a Promissory Note of $125,000 with Southridge Partners II LP.  The Promissory Note is due on May 31, 2014.

On October 17, 2013, the Company’s Singapore subsidiary, Genufood Enzymes (S) pte Ltd entered into an agreement with Network for electronic Transfers (Singapore) Pte Ltd (‘NETS’) for the subscription to NETS System for the payment of the goods purchased at GEEC Retail Chain Store at Suntec City Mall, Singapore  and to provide a 20% rebate to members of NETS.

On October 25, 2013, the Company filed Form 8-K in respect of the disclosure and notification of the Equity Purchase Agreement, and Registration Rights Agreement including a Promissory Note signed with Southridge Partners II LP for the purchase of up to $20,000,000 of the Company’s common stock over a two-year period.

F-23

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$38.64
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$50,000.00
Edgar filing fees	$1,000.00
Miscellaneous expenses	$845,961.36
Total	$902,000.00

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	A transaction from which the director derived an improper personal profit; and
(4)	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	Such indemnification is expressly required to be made by law;

(2)	The proceeding was authorized by our Board of Directors;

(3)	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

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Recent Sales of Unregistered Securities

On May 27, 2013, we issued 937,500 shares to Kodiak as commitment shares for their financing.

These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").  In connection with this issuance, Kodiak was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.  They also represented to us that they were acquiring the shares as a principal for their own account with investment intent.  Kodiak also represented that they are an accredited investor and that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.  The shares were issued with a Rule 144 restrictive legend.

Exhibits

Exhibit
Number		Description

3.1	(1)	Articles of Incorporation
3.2	(1)	By-Laws
5.1		Legal Opinion of Dean Law Corp., with consent to use
10.1	(2)	Equity Purchase Agreement with Southridge Partners II, LP dated October 17, 2013
10.2	(2)	Registration Rights Agreement with Southridge Partners II, LP dated October 17, 2013
10.3	(2)	Promissory Note issued to Southridge Partners II, LP dated October 17, 2013
10.4		Agreement with Access Finance and Securities (NZ) Limited
10.5		Agreement with Access Management Consulting and Marketing PTE Ltd.
23.1		Consent of M&K CPAS, PLLC

(1)

Previously filed on our Form S-1 filed with the Commission on January 20, 2011.

(2)

Previously filed on our Form 8-K filed with the Commission on October 25, 2013.

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 4th day of November, 2013.

Genufood Energy Enzymes Corp.

By:/s/ Yi Lung Lin
Yi Lung Lin
President, Chief Executive Officer,
Secretary, Treasurer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Yi Lung Lin	President, Chief Executive	November 4, 2013
Yi Lung Lin	Officer, Secretary, Treasurer,
Principal Financial Officer
and Director

/s/ Pei Wei Jiang	Principal Accounting Officer	November 4, 2013
Pei Wei Jiang

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